As filed with the Securities and Exchange Commission on March ___, 1998
                         Registration No. 333-_________


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                   -------------------------------

                               FORM S-4
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933
                   -------------------------------

                          Ampex Corporation
        (Exact name of Registrant as specified in its charter)
                   -------------------------------

               Delaware                                  13-3667696
    (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                          I.D. Number)
                                  500 Broadway
                           Redwood City, CA 94063-3199
                                 (415) 367-2011
                        (Address, including zip code, and
                     telephone number, including area code,
                       of Registrant's principal executive
                                    offices)

                              JOEL D. TALCOTT, Esq.
                                  500 Broadway
                             Redwood City, CA 94063
                                 (415) 367-3330
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:
                             DAVID D. GRIFFIN, Esq.
                                Battle Fowler LLP
                               75 East 55th Street
                            New York, New York 10022
                         -------------------------------
     Approximate date of commencement of proposed sale to public: As soon as possible following the effectiveness of this Registration Statement. If the securities being registered on the Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

   Title of Each Class of                                        Proposed Maximum              Proposed Maximum
      Securities to be                                            Offering Price                  Aggregate             Amount of
         Registered             Amount to be Registered            Per Note(1)                Offering Price(1)     Registration Fee
12% Senior Notes due                  $30,000,000                      100%                      $30,000,000              $8,850
2003, Series B
============================  ============================ ============================  =========================  ================
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f).

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                AMPEX CORPORATION

                        CROSS-REFERENCE SHEET TO FORM S-4


FORM S-4                                                   CAPTION OR LOCATION
ITEM NUMBER AND HEADING                                    IN PROSPECTUS

A.    INFORMATION ABOUT
      THE TRANSACTION

1  Forepart of Registration Statement and Outside
    Front Cover Page of Prospectus.........................Facing Page; Outside Front Cover Page

2.  Inside Front and Outside Back
     Cover Pages of Prospectus.............................Available Information: Information Incorporated by
                                                           Reference
3.  Summary Information, Risk Factors,
     Ratio of Earnings to Fixed Charges ...................Summary of the Prospectus; Risk Factors; Ratio of Earnings
                                                           to Fixed Charges

4.  Terms of the Transaction....................................Summary of the Prospectus; The Exchange Offer

5.  Pro Forma Financial Information........................Not Applicable

6.  Material Contacts with the Company
     Being Acquired............................... ........Not Applicable

7.  Additional Information Required for Reoffering
      by Persons and Parties Deemed to be
      Underwriters.........................................Not Applicable

8.  Interests of Named Experts and Counsel................ Legal Matters; Experts

9. Disclosure of Commission Position on
    Indemnification for Securities Act Liabilities........... Not Applicable


B.    INFORMATION ABOUT THE
        REGISTRANT

10. Information with Respect to S-3
      Registrants..........................................Summary of the Prospectus -
                                                           Recent Developments
11.  Incorporation of Certain Information
       By Reference................................................Information Incorporated by Reference

12. Information with Respect to S-2 or
      S-3 Registrants................................................Not Applicable

13.  Incorporation of Certain Information
      By Reference................................................Not applicable



14.  Information with Respect to
      Registrants other than S-2 or S-3 Registrants...................Not Applicable



C.    INFORMATION ABOUT THE
      COMPANY BEING ACQUIRED

15.   Information with Respect to
      S-3 Companies.......................................................Not Applicable

16.  Information with Respect to S-2 or
      S-3 Companies.......................................................Not Applicable

17. Information with Respect to
      Companies Other than
      S-3 or S-2 Companies...............................................Not Applicable

D.    VOTING AND MANAGEMENT
        INFORMATION

18.  Information if Proxies, Consents or
      Authorizations are to be Solicited.................................Not Applicable

19.   Information if Proxies, Consents or Authorizations are not to be Solicited
      or in an Exchange Offer...........................................Not Applicable


                   Subject to completion, dated March 19, 1998

PROSPECTUS


                                   $30,000,000
                                Ampex Corporation
           OFFER TO EXCHANGE ITS 12% SENIOR NOTES DUE 2003, SERIES B,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                 AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING
                            12% SENIOR NOTES DUE 2003

                               THE EXCHANGE OFFER
                                 WILL EXPIRE AT
                                 5:00 P.M., NEW
                               YORK CITY TIME, ON
                                  1998, UNLESS
                                    EXTENDED.
                         -------------------------------

Ampex Corporation,  a Delaware  corporation  ("Ampex" or the "Company"),  hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and together with this Prospectus, the "Exchange Offer"), to exchange its 12% Senior Notes due 2003, Series B (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined) of which this Prospectus is a part, for an equal principal amount of its outstanding 12% Senior Notes due 2003 (the "Old Notes"), of which $30 million principal amount is outstanding. The Exchange Notes and the Old Notes are collectively referred to herein as the "Notes."

The Company will accept for exchange any and all Old Notes that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on , 1998, unless the Exchange Offer is extended (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission (the "Commission" or the "SEC"). These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state. The Exchange Notes will be issued and delivered promptly after the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. See "The Exchange Offer." Old Notes may be tendered only in integral multiples of $1,000. The Company has agreed to pay the expenses of the Exchange Offer.

The Exchange Notes will be obligations of the Company evidencing the same debt as the Old Notes, and will be entitled to the benefits of the same indenture, dated as of January 28, 1998 (the "Indenture"), between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). The form and terms of the Exchange Notes are substantially the same as the form and terms of the Old Notes except that the Exchange Notes have been registered under the Securities Act. See "The Exchange Offer."

The Exchange Notes will bear interest from January 28, 1998. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued up until the date of the issuance of the Exchange Notes. Such waiver will not result in the loss of interest income to such holders, since the Exchange Notes will bear interest from the issue date of the Old Notes.

Interest on the Exchange Notes will be payable semi-annually on March 15 and September 15 of each year, commencing September 15, 1998, accruing from January 28, 1998 at the rate of 12% per annum. The

Information   contained  herein  is  subject  to  completion  or  amendment.   A
Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

Exchange Notes will mature on March 15, 2003. Except as described below, the Company may not redeem the Exchange Notes prior to March 15, 2003. On or after such date, the Company may redeem the Exchange Notes, in whole or in part, at any time, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to March 15, 2000, the Company may, subject to certain requirements, redeem up to 35% of the aggregate principal amount of the Notes with the cash proceeds of one or more Public Equity Offerings (as defined) at a redemption price equal to 112% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least $19.5 million of the aggregate principal amount of the Notes remain outstanding immediately after each such redemption. The Exchange Notes will not be subject to any sinking fund requirement. Upon the occurrence of a Change of Control (as defined), the Company will be required to make an offer to repurchase the Exchange Notes at a price of 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. See "Description of Notes- -Optional Redemption" and "--Change of Control."

Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by broker-dealers in connection with resales of Exchange Notes received in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. The Company has agreed that for a period of 90 days after consummation of the Exchange Offer, it will make this Prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

There has been no public market for the Old Notes. If a market for the Exchange Notes should develop, the Exchange Notes could trade at a discount from their principal amount. The Company does not intend to list the Exchange Notes on a national securities exchange or to apply for quotation of the Exchange Notes through the National Association of Securities Dealers Automated Quotation System. There can be no assurance that an active public market for the Exchange Notes will develop.

SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE EXCHANGE NOTES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         -------------------------------


                      The date of this Prospectus is , 1998

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission, located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Regional Offices, located at 7 World Trade Center, Suite 1300, New York, New York 10048, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036. Copies of all or any part of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material also can be reviewed through the Commission's Electronic Data Gathering, Analysis and Retrieval System, which is publicly available through the Commission's Web site (http://www.sec.gov). In addition, such reports and other information may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

      Pursuant to the Securities Act and the rules and regulations promulgated thereunder, the Company has filed with the Commission a Registration Statement on Form S-4 covering the securities being offered hereunder (the "Registration Statement," which term includes this Prospectus and all amendments, supplements, exhibits, annexes and schedules to the Registration Statement). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to such exhibit for a more complete description of the matter involved, and each such statement shall be qualified in its entirety by such reference.


                      INFORMATION INCORPORATED BY REFERENCE

      The following documents filed by the Company with the Commission (File No. 0-20292) pursuant to the Exchange Act are incorporated herein by reference:

      1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

      2. The Company's Current Report on Form 8-K filed on February 2, 1998.

      3. The Company's definitive proxy statement dated April 29, 1997 relating to its annual meeting of stockholders held on May 16, 1997.

      4. The Company's Registration Statement on Form 8-A filed with the Commission on January 16, 1996.

      In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference in this Prospectus from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents that are incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to Ampex Corporation, 500 Broadway, Redwood City, California 94063-3199, Attention: Investor Relations, (650) 367-4111.

                           FORWARD-LOOKING STATEMENTS

      Certain statements contained or incorporated in this Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: potential inaccuracy of future sales and expense forecasts; effects of increased inventories; potential inability of the Company to execute its marketing, acquisition, investment, licensing and other strategies; potential inability of the Company to integrate acquired businesses; effects of existing and emerging competition and industry conditions; decline in sales to the government; declining sales of professional video products; rapid technological changes and risks of new product and business development efforts; the development of application software for its 19-millimeter products; international operating difficulties; redemption of the Company's outstanding Noncumulative Preferred Stock; possible future issuances of debt or equity securities; and the Company's liquidity and anticipated interest expenses. These forward-looking statements speak only as of the date of this Prospectus. Statements herein with respect to the Company's future strategies, policies or practices are subject to change at any time without prior notice to security holders of the Company, and the Company disclaims any obligation or undertaking to disseminate updates or revisions of any forward-looking statements contained or incorporated herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The information and documents contained or incorporated by reference under "Risk Factors" identify important factors that could cause future results to differ from results currently anticipated.

                            SUMMARY OF THE PROSPECTUS

      The names "Ampex," "DCT," "DST," "DIS" and "DCRsi" are trademarks of Ampex Corporation.

      The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information contained or incorporated elsewhere in this Prospectus.

                                   The Company

General

      Ampex is a leader in the design and manufacture of high performance scanning recording devices and digital image processors. Its specialized recording products are used for the acquisition of data at high speeds under difficult conditions, such as those in aircraft, and for the storage of mass computer data, especially images. The Company has significant experience in digital image processing and has approximately 1,000 patents and patent applications in this field and in recording technology, from which it derives significant licensing income. The Company's principal licensees are the manufacturers of consumer video products worldwide.

      The Company's principal product groups are its mass data storage and instrumentation products and its professional video and other products. The mass data storage and instrumentation products group includes (i) 19- millimeter scanning recorders and library systems (DST and DIS products) and related tape and after-market equipment; and (ii) data acquisition and instrumentation products (primarily DCRsi instrumentation recorders) and related tape and aftermarket equipment. The Company's professional video and other products groups includes primarily its DCT video recorders and image processing systems and related tape products and television after-market equipment.

      The Company was incorporated in Delaware in January 1992 as the successor to a business originally organized in 1944. References to "Ampex" or the "Company" include subsidiaries of Ampex Corporation, unless the context indicates otherwise. The principal executive offices of the Company are located at 500 Broadway, Redwood City, California 94063, and its telephone number is
(650) 367-2011. The Company's Class A Common Stock is traded on the American Stock Exchange under the symbol "AXC".

Recent Developments

      In January 1998, the Company issued and sold to a group of institutional investors the Old Notes and warrants (the "Warrants") to purchase 1,020,000 shares (the "Warrant Shares") of the Company's Class A Common Stock, par value $0.01 per share (the "Common Stock") at an exercise price of $2.25 per share, subject to adjustment. The Warrants expire, unless exercised, on March 15, 2003. As a result of the issuance of the Old Notes, the Company's total indebtedness has increased substantially. See "Risk Factors-- Increased Leverage." The Company expects to use the net proceeds of the Old Notes and Warrants primarily for working capital purposes, expansion of its existing business lines, and possible investments in, or acquisitions of, new businesses. The Company has not entered into any negotiations, arrangements or understandings with any acquisition candidates at the date of this Prospectus, except that the Company has been in discussions regarding the acquisition of the seismic data storage and related software and marketing assets of one of its resellers in the oil and gas exploration industry. The purchase price for such assets, if completed, would not be material to the Company. There can be no assurance that the Company will successfully complete this or any other acquisitions of businesses or that the Company will realize any financial benefit therefrom. See "Risk Factors--Risks Associated with Acquisition Strategy."

                               The Exchange Offer


The Exchange Offer..........................    $1,000 principal amount of Exchange Notes will be issued in exchange for each $1,000 principal amount of Old Notes validly tendered pursuant to the Exchange Offer.  As of the date hereof, $30 million in aggregate principal amount of Old Notes are outstanding.  The
                                                Company will issue the Exchange Notes to tendering holders of Old
                                                Notes promptly after the Expiration Date.

Resales.....................................    Based on an interpretation by the staff of the Commission set forth in
                                                Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available
                                                June 5, 1991) (the "Morgan Stanley letter"), Exxon Capital Holdings
                                                Corporation, SEC No-Action Letter (available May 13, 1988) (the
                                                "Exxon Capital letter") and similar letters, the Company believes that
                                                Exchange Notes issued pursuant to the Exchange Offer in exchange for
                                                Old Notes  may be offered for resale, resold and otherwise transferred by any person receiving such Exchange Notes, whether or not such person is the holder (other than any such holder or other person which is (i) a broker-dealer that received Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, or (ii) an "affiliate" of the Company within the meaning of
                                                Rule 405 under the Securities Act (collectively, "Restricted Holders"))
                                                without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (a) such Exchange Notes are acquired in the ordinary course of business of such holder or other person (b) neither such holder nor such other person is engaged in or intends to engage in a distribution of such Exchange Notes and
                                                (c) neither such holder nor other person has any arrangement or understanding with any person to participate in the distribution of such
                                                Exchange Notes.  If any person were to be participating in the
                                                Exchange Offer for the purposes of participating in a distribution of the
                                                Exchange Notes in a manner not permitted by the Commission's interpretation, such person (a) could not rely upon the Morgan Stanley
                                                Letter, the Exxon Capital Letter or similar letters and (b) must comply with the registration and prospectus delivery requirements of the
                                                Securities Act in connection with a secondary resale transaction.  Each broker or dealer that received Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker or dealer as a result of market-making or other activities, must acknowledge that it will deliver a Prospectus in connection with any sale of such Exchange Notes.  See "Plan of Distribution."

Expiration Date.............................    5:00 p.m., New York City time, on ___________, 1998, unless the
                                                Exchange Offer is extended, in which case the term "Expiration Date"
                                                means the latest date and time to which the Exchange Offer is extended.

Accrued Interest on the
Exchange Notes and Old Notes................    The Exchange Notes will bear interest from January 28, 1998.  Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have  waived the right to receive any payment in respect of interest  on such Old Notes  accrued to the date of  issuance  of the
                                                Exchange Notes.

Conditions to the Exchange Offer............    The Exchange Offer is subject to certain customary conditions.  The conditions are limited and relate in general to proceedings which have been instituted or laws which have been adopted that might impair the ability of the Company to proceed with the Exchange Offer.  As of the date of this Prospectus, none of these events had occurred, and the
                                                Company believes their occurrence to be unlikely.  If any such conditions exist prior to the Expiration Date, the Company may
                                                (a) refuse to accept any Old Notes and return all previously tendered
                                                Old Notes, (b) extend the Exchange Offer, or (c) waive such conditions.
                                                See "The Exchange Offer--Conditions."

Procedures for Tendering Old
Notes.......................................    Each holder of Old Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes to be exchanged and any other required documentation to the Exchange Agent (as defined) at the address set forth herein and therein.  Tendered Old Notes, the Letter of
                                                Transmittal and accompanying documents must be received by the
                                                Exchange Agent by 5:00 p.m. New York City time, on the Expiration
                                                Date.  See "The Exchange Offer--Procedures for Tendering."  By
                                                executing the Letter of Transmittal, each holder will represent to the
                                                Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that  neither the holder nor any such other person is engaged in or intends to engage in a distribution of the Exchange Notes or has an arrangement or understanding with any person to participate in the distribution of such
                                                Exchange Notes, and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the
                                                Company.

Special Procedures for
Beneficial Holders..........................    Any beneficial holder whose Old Notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on his behalf.  If such beneficial holder wishes to tender on his own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such holder's name or obtain a properly completed bond power from the registered holder.  The transfer of record ownership may take considerable time.  See "The Exchange Offer--Procedures for
                                                Tendering."

Guaranteed Delivery Procedures..............    Holders of Old Notes who wish to tender their Old Notes and whose
                                                Old Notes are not immediately available or who cannot deliver their
                                                Old Notes and a properly completed Letter of Transmittal or any other documents required by the letter of Transmittal to the Exchange Agent prior to the Expiration Date may tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--
                                                Guaranteed Delivery Procedures."

Withdrawal Rights...........................    Tenders may be withdrawn at any time prior to 5:00 p.m., New York
                                                City time, on the Expiration Date.

Acceptance of Old Notes and
Delivery of Exchange Notes..................    Subject to certain conditions, the Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange
                                                Offer prior to 5:00 p.m., New York City time, on the Expiration Date.
                                                The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly after the Expiration Date.  see "The Exchange
                                                Offer--Terms of the Exchange Offer."

Certain U.S. Federal Income
Tax Considerations..........................    The exchange of Old Notes for Exchange Notes pursuant to the
                                                Exchange Offer will not be a taxable event for federal income tax purposes.  A holder's holding period for Exchange Notes will include the holding period for Old Notes.  For a discussion summarizing certain
                                                U.S. federal income tax consequences to holders of the Exchange
                                                Notes, see "Certain U.S. Federal Income Tax Considerations."

Exchange Agent..............................    IBJ Schroder Bank & Trust Company is serving as exchange agent (the
                                                "Exchange Agent") in connection with the Exchange Offer.  The mailing address of the Exchange Agent is IBJ Schroder Bank and Trust
                                                Company, P.O. Box 84, Bowling Green Station, New York, New
                                                York, 10274-0084, Attention: Reorganization Operations Department.
                                                Deliveries by hand or overnight courier should be addressed to IBJ
                                                Schroder Bank & Trust Company, One State Street, Securities
                                                Processing Window SC-1, New York, New York 10004.  For facsimile transmission, use facsimile number (212) 858-2611 and confirm by telephone at (212)858-2657.

Use of Proceeds.............................    The Company will not receive any proceeds from the Exchange Offer.
                                                See "Use of Proceeds."  The Company has agreed to bear the expenses of the Exchange Offer pursuant to the Registration Rights Agreement
                                                (as defined).  No underwriter is being used in connection with the
                                                Exchange Offer.

                        Summary of Terms of Exchange Notes

The Exchange Offer constitutes an offer to exchange up to $30 million aggregate principal amount of the Exchange Notes for up to an equal aggregate principal amount of Old Notes. The Exchange Notes will be obligations of the Company evidencing the same indebtedness as the Old Notes, and will be entitled to the benefit of the same Indenture. The form and terms of the Exchange Notes are substantially the same as the form and terms of the Old Notes except that the Exchange notes have been registered under the Securities Act. See "Description of Notes."

                                                              Comparison with Old Notes

Freely Transferable.........................    The Exchange Notes will be freely transferable under the Securities Act by holders who are not Restricted Holders.  Restricted Holders are
                                                restricted from transferring the Exchange Notes without compliance with the registration and prospectus delivery requirements of the
                                                Securities Act.  The Exchange Notes will be identical in all material respects (including interest rate, maturity and restrictive covenants) to the Old Notes, with the exception that the Exchange Notes will be registered under the Securities Act.  See "The Exchange Offer--Terms of the Exchange Offer."

Registration Rights.........................    The holders of Old Notes currently are entitled to certain registration rights pursuant to the Exchange and Registration Rights Agreement, dated January 28, 1998 (the "Registration Rights Agreement") by and
                                                between the Company and First Albany Corporation, the initial purchaser of the Old Notes ("First Albany"), including the right to cause the Company to register the Old Notes under the Securities Act if the Exchange Offer is not consummated prior to the Exchange Offer
                                                Termination Date (as defined).  See "The Exchange Offer--Conditions."
                                                However, pursuant to the Registration Rights Agreement, such registration rights will expire upon consummation of the Exchange
                                                Offer.  Accordingly, holders of Old Notes who do not exchange their
                                                Old Notes for Exchange Notes in the Exchange Offer will not be able to reoffer, resell or otherwise dispose of their Old Notes unless such
                                                Old Notes are subsequently registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available.

                           Terms Of The Exchange Notes

Issuer......................................    Ampex Corporation, a Delaware corporation

Exchange Notes..............................    $30,000,000 aggregate principal amount of 12% Senior Notes due
                                                2003, Series B.

Maturity of Notes...........................    March 15, 2003

Interest Payment Dates......................    March 15 and September 15 of each year, commencing on
                                                September 15, 1998.

Sinking Fund................................    None.

Ranking.....................................    The Notes will be senior unsecured obligations of the Company and will rank pari passu in right of payment with all existing and future senior indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company.  As of
                                                December 31, 1997, after giving pro forma effect to the Old Notes, the
                                                Company had approximately $31.2 million of senior indebtedness outstanding.

Optional Redemption.........................    Except as described below and under "Change of Control," the
                                                Company may not redeem the Notes prior to March 15, 2000.  On or after such date, the Company may redeem the Notes, in whole or in part, at any time, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption.  In addition, at any time and from time to time on or prior to March 15,
                                                2000, the Company may, subject to certain requirements, redeem up to
                                                35% of the aggregate principal amount of the Notes with the cash proceeds received from one or more Equity Offerings at a redemption price equal to 112% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption.  See
                                                "Description of Notes--Optional Redemption."

Change of Control...........................    Upon the occurrence of a Change of Control, the Company will be required to make an offer to repurchase the Notes at a price equal to
                                                101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.  See "Description of Notes--
                                                Change of Control."

Restrictive Covenants.......................    The Indenture will limit (i) the incurrence of additional senior indebtedness by the Company and its Restricted Subsidiaries (as defined herein), (ii) the payment of dividends on, and redemption of, capital stock of the Company and the redemption of certain subordinated obligations of the Company, (iii) investments in Unrestricted
                                                Subsidiaries (as defined herein), (iv) sales of assets and subsidiary stock, (v) transactions with affiliates and (vii) consolidations, mergers and transfers of all or substantially all of the assets of the Company.
                                                However, all of these limitations are subject to a number of important qualifications and exceptions.  See "Description of Notes--Certain
                                                Covenants."

                                  RISK FACTORS

      Investment in the securities offered hereby involves a significant degree of risk. Prospective investors should carefully consider the following factors, together with the other information included or incorporated by reference in this Prospectus, in evaluating the Company and its business before making our investment decision.

Increased Leverage

      Following issuance of the Old Notes, the Company's leverage increased significantly from its prior level, which was not material. As of December 31, 1997, the Company had outstanding approximately $31.2 million of total indebtedness (including the Notes). In addition, subject to the restrictions in the Indenture, the Company may incur additional indebtedness from time to time to finance acquisitions or capital expenditures or for other purposes. See "Description of Notes." The degree to which the Company is leveraged could have important consequences to holders of the Notes, including the following: (i) a substantial portion of the Company's consolidated cash flow from operations must be dedicated to the payment of the principal of and interest on its outstanding indebtedness and will not be available for other purposes, (ii) the Company's ability to obtain additional financing in the future for working capital needs, capital expenditures, acquisitions and general corporate purposes may be materially limited or impaired or such financing may not be on terms favorable to the Company, (iii) the Company may be more highly leveraged than its competitors, which may place it at a competitive disadvantage, (iv) the Company's leverage may make it more vulnerable to a downturn in its business or the economy in general, and (v) the financial covenants and other restrictions contained in the Indenture and other agreements relating to the Company's indebtedness will restrict its ability to borrow additional funds, to dispose of assets or to pay dividends on or repurchase preferred or common stock.

      The Company anticipates that its cash balances together with cash flow from operations will be sufficient to fund anticipated operating expenses, capital expenditures and its debt service requirements as they become due. There can be no assurance, however, that the amounts available from such sources will be sufficient for such purposes. No assurance can be given that additional sources of funding will be available if required or, if available, will be on terms satisfactory to the Company. If the Company is unable to service its indebtedness it will be forced to adopt alternative strategies that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There can be no assurance that any of these strategies will be successful should such strategies become necessary or that the Company will not be restricted from such actions under the terms of the Indenture.

      The Company derives a substantial portion of its operating income from its subsidiaries. Accordingly, Ampex will be dependent on dividends and other distributions from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal and interest on the Notes. The ability of the Company's subsidiaries to pay such dividends will be subject to, among other things, the terms of any debt instruments of the Company's subsidiaries then in effect and applicable law. The holders of the Notes will have no direct claim against Ampex's subsidiaries, and the rights of holders of the Notes to participate in any distribution of assets of any subsidiary upon liquidation, bankruptcy or reorganization may, as is the case with other unsecured creditors of the Company, be subject to prior claims of creditors of such subsidiary. The Company's Restricted Subsidiaries (as defined) had outstanding indebtedness for borrowed money of $1.2 million as of December 31, 1997. The Indenture will, among other things, limit the incurrence of additional senior debt by the Company and its Restricted Subsidiaries. The restrictive covenants contained in the Indenture could significantly limit the Company's ability to respond to changing business or economic conditions or to substantial declines in operating results. However, these limitations are subject to a number of important qualifications. See "Description of Notes."

Ranking of the Notes

      The Notes will rank pari passu in right of payment with all other existing and future unsecured senior indebtedness of the Company. However, the Notes will be effectively subordinated to all future secured indebtedness of the Company and to all future and existing indebtedness of the Company's subsidiaries. As of December 31, 1997, after giving pro forma effect to the issuance of the Notes, the Company had no secured indebtedness outstanding and the Company's subsidiaries had approximately $0.8 million of indebtedness outstanding. No other Senior Indebtedness is outstanding with the exception of the Notes. The Indenture will permit the Company to incur additional indebtedness, subject to certain limitations. See "Description of Notes--Ranking."

Fluctuations In Operating Results

      Ampex's sales and results of operations are generally subject to quarterly and annual fluctuations. Factors affecting operating results include: customer ordering patterns; availability and market acceptance of new products; timing of significant orders and new product announcements; order cancellations; receipt of royalty income; and numerous other factors. Ampex's revenues are typically dependent upon receipt of a limited number of customer orders involving relatively large dollar volumes in any given fiscal period, increasing the potential volatility of its sales revenues from quarter to quarter In addition, sales to government customers (primarily sales of DCRsi instrumentation products) are subject to fluctuations as a result of the changes in government spending programs, which can materially affect the Company's gross margin as well as its sales. Accordingly, results may fluctuate significantly from quarter to quarter and from year to year. Results of a given quarter or year may not necessarily be indicative of results to be expected for future periods. In addition, fluctuations in operating results may negatively affect the Company's debt service coverage, or its ability to issue debt or equity securities should it wish to do so, in any given fiscal period.

Broad Discretion Over Use of Proceeds; Yield on Temporary Investments

      Although the proceeds from the issuance of the Old Notes will be applied substantially in the manner described under "Use of Proceeds," because a significant portion of such proceeds will not be immediately utilized in the Company's business, management will retain significant discretion over the application of the net proceeds. In addition, no assurance can be given as to the timing of the application of such net proceeds, which may depend, among other things, upon implementation of the Company's strategy to expand into new markets and services internally and through acquisitions. Pending utilization as described in "Use of Proceeds", the Company intends temporarily to invest the net proceeds of the Offering in Cash Equivalents, including Government securities, and the Company expects that the interest received on such investments will be substantially less than the interest payable on the Notes.

Risks Associated With Acquisition Strategy

      In order to implement its business strategy, the Company will consider expansion of its products and services through internal development, joint ventures, strategic partnerships and acquisitions of, and/or investments in, other business entities. The Company has not entered into discussions with any specific acquisition candidates at the date of this Prospectus, except for the potential acquisition of the integrator of software and services for the oil and gas industry described above under "The Company--Recent Developments." There is no assurance that management will be able to identify, acquire or manage future acquisition candidates profitably on behalf of the Company, or as to the timing or amount of any return that the Company might realize in any such investment. Acquisitions could necessitate commitments of funds in fixed assets and working capital of acquired businesses in excess of the purchase price, which could reduce the Company's future liquidity. Possible future acquisitions by the Company could result in the incurrence by the Company or its Subsidiaries of additional debt, contingent liabilities and amortization expenses related to goodwill and other intangible assets, as well as write-offs of unsuccessful acquisitions, any or all of which could materially adversely affect the Company's financial condition, results of operations, cash flow available to service the Notes and ability to issue debt or equity securities.

Seasonality; Backlog

      Sales of most of the Company's products have historically declined during the first and third quarters of its fiscal year, due to seasonal procurement practices of its customers. A substantial portion of the Company's backlog at a given time is normally shipped within one or two quarters thereafter. Therefore, sales in any quarter are heavily dependent on orders received in that quarter and the immediately preceding quarter.

Fluctuating Royalty Income

      Ampex's results of operations in certain prior fiscal periods reflect the receipt of significant royalty income, including material non-recurring payments resulting from negotiated settlements primarily related to sales of products by manufacturers prior to the negotiation of licenses from the Company. Although Ampex has a substantial number of outstanding and pending patents, and the Company's patents have generated substantial royalties in the past, it is not possible to predict the amount of royalty income that will be received in the future. Royalty income has historically fluctuated widely due to a number of factors that the Company cannot predict, such as the extent of use of the Company's patented technology by third parties, the extent to which the Company must pursue litigation in order to enforce its patents and the ultimate success of its licensing and litigation activities. The costs of patent litigation can be material, and the institution of patent enforcement litigation may also increase the risk of counterclaims alleging infringement by the Company of patents held by third parties or seeking to invalidate patents held by the Company. Moreover, there is no assurance that the Company will continue to develop patentable technology that will be able to generate significant patent royalties in future years to replace patents as they expire. Ampex's royalty income fluctuates significantly from quarter to quarter and from year to year, and there can be no assurance as to the level of royalty income that will be realized in future periods.

Risk of Declines in Government Sales

      Ampex's sales to U.S. and foreign government agencies (directly and through government contractors), principally of instrumentation recorders, accounted for approximately 27.7% of net sales in fiscal 1997, and are material to its results of operations. Sales to government customers are subject to fluctuation as a result of changes in government spending programs. Sales of the Company's DCRsi instrumentation recorders have been relatively flat in the last two years, reflecting primarily current procurement patterns of the Federal government, and may decline in the future. Furthermore, sales of the Company's instrumentation products are generally more profitable than its data storage and video recording products. Accordingly, any material decline in the level of government purchases of the Company's products could have a material adverse effect on the Company. The Company is unable to forecast the extent to which its sales and gross profits may be adversely affected in future periods by continued pressure on government agencies to reduce spending, particularly of amounts related to defense programs.

Declining Sales of Professional Video Products

      Sales of professional video products have declined in recent years following the Company's substantial withdrawal from this market in 1993. As a result, and as a result of the recent announcement of new television transmission standards, sales of these products are no longer material to the Company. However, the Company has continued to derive material revenues from its sales of after-market television equipment, which are also expected to decline for related reasons. Certain of these products were designed for existing broadcast transmission standards, which will become obsolete upon the implementation of recently announced digital transmission standards. Accordingly, the Company anticipates that sales of these products will continue to decline until new products can be introduced that are designed for the new standards. Such sales declines could have a materially adverse effect on the Company. There can be no assurance as to when broadcasters will re-equip for the new transmission standards or whether the Company will be successful in any future efforts it may undertake to design and sell new products based on such standards.

Rapid Technological Change and Risks of New Product Development

      All the industries and markets from which the Company derives revenues, directly or through its licensing program, are characterized by continual technological change and the need to introduce new products, product upgrades and patentable technology. This has required, and will continue to require, the expenditure of substantial amounts by the Company in the research, development and engineering of new products and advances to existing products. No assurance can be given that the Company's existing products and technologies will not become obsolete or that any new products or technologies will win commercial acceptance. Obsolescence of existing product lines, or inability to develop and introduce new products, could have a material adverse effect on sales and results of operations in the future. The development and introduction of new technologies and products are subject to inherent technical and market risks, and there can be no assurance that the Company will be successful in this regard.

Competition

      Ampex encounters significant competition in all its product markets. Although its competitors vary from product to product, many of the Company's competitors are larger companies with greater resources, broader product lines and other competitive advantages. In the mass data storage market, Ampex competes with a number of well-established competitors such as IBM, Storage Technology Corporation, Exabyte Corporation, Sony Corporation and Quantum Corporation, as well as smaller companies. In addition, other manufacturers of scanning video recorders may seek to enter the mass data storage market in competition with the Company. For example, in 1996, IBM announced the general availability of a new high performance tape storage product. Also, in 1995, Sony Corporation introduced a tape line intended for the mass data storage industry. In addition, price declines in competitive storage systems, such as magnetic or optical disk drives, can negatively impact the Company's sales of its DST products. In the instrumentation market, the Company competes primarily with companies that depend on government contracts for a major portion of their sales in this market, including Sony Corporation, Loral Data Systems, Datatape Incorporated and Metrum Incorporated. The number of competitors in this market has decreased in recent years as the level of government spending in many areas has declined. In the professional video recorder market, Sony and Panasonic are the leading competitors of the Company. There is no assurance that the Company will be able to compete successfully in these markets in the future.

Dependence On Certain Suppliers

      Ampex purchases certain components from a single domestic or foreign manufacturer. Significant delays in deliveries or defects in such components could adversely affect Ampex's manufacturing operations, pending qualification of an alternative supplier. In addition, the Company produces highly engineered products in relatively small quantities. As a result, its ability to cause suppliers to continue production of certain products on which the Company may depend may be limited. The Company does not generally enter into long-term raw materials or components supply contracts.

Risks Related to International Operations

      Although the Company significantly curtailed its international operations in connection with the restructuring of its operations in 1993, sales to foreign customers (including U.S. export sales) continue to be significant to the
Company's results of operations. International operations are subject to a number of special risks, including limitations on repatriation of earnings, restrictive actions by local governments, and fluctuations in foreign currency exchange rates and nationalization. Additionally, export sales are subject to export regulation and restrictions imposed by U.S. government agencies. Fluctuations in the value of foreign currencies can affect Ampex's results of operations. The Company does not normally seek to mitigate its exposure to exchange rate fluctuations by hedging its foreign currency positions.

Redemption of Preferred Stock

      As of December 31, 1997, the Company became required to redeem the 69,970 outstanding shares of its 8% Noncumulative Preferred Stock, to the extent of funds legally available therefor (generally, the excess of the value of assets over liabilities), at a redemption price of $1,000 per share. However, at that date the Company did not have any funds legally available to redeem the Noncumulative Preferred Stock, and the Company cannot predict when, and to what extent, it will generate legally available funds to permit it to redeem the Noncumulative Preferred Stock. The Company will remain obligated to redeem such shares from time to time in future fiscal periods to the extent funds become legally available for redemption, and will generally be precluded from declaring any cash dividends on, or repurchasing shares of, its Common Stock, until the Noncumulative Preferred Stock has been redeemed in full. Redemption of the
Noncumulative Preferred Stock for cash in the future could have a negative impact on the Company's liquidity. In certain instances the Company may, at its option, redeem the Noncumulative Preferred Stock by issuing common stock at 90% of fair market value, provided, however, that the fair market value of the Common Stock is then at least $4.00 per share. Although the Company has no current plans for redemption of the Noncumulative Preferred Stock until funds become legally available, the Indenture will permit it to do so to the extent of Consolidated GAAP Net Income (as defined) which could result in redemption of the Preferred Stock, in whole or in part, prior to the maturity date of the Notes. Payment of dividends on the Preferred Stock is, however, restricted by the Indenture. If a holder of the Preferred Stock were to obtain a judgment requiring the Company to redeem the Preferred Stock for cash, such a judgment could give rise to an Event of Default under the Indenture, entitling the holders of the Notes to accelerate the maturity of the Notes. See "Description of Notes -- Events of Default." The Company is continuing to evaluate the possibility of redeeming the Noncumulative Preferred Stock by issuing additional equity securities, in light of market conditions, its liquidity and other factors. Any such redemption could result in substantial dilution of stockholders' equity interests in the Company.

Repurchase of Notes upon a Change of Control

      Upon the occurrence of a Change of Control, the Company will be required to offer to repurchase the Notes at a purchase price equal to 101% of the outstanding principal amount thereof, together with accrued and unpaid interest. The Change of Control repurchase feature may make more difficult a sale or takeover of the Company. There can be no assurance that the Company will have the necessary financial resources to meet its obligations in respect of its indebtedness, including the required repurchase of the Notes, following a Change of Control. If an offer to repurchase the Notes is required to be made and the Company does not have available sufficient funds to pay for the Notes, an event of default would occur under the Indenture. The occurrence of an event of default could result in acceleration of the maturity of the Notes. See "Description of Notes." Furthermore, these provisions would not necessarily afford protection to holders of the Notes in the event of a highly leveraged transaction that does not result in a Change in Control.

Dependence on Key Personnel

      The Company is highly dependent on its management. The Company's success depends upon the availability and performance of its executive officers and directors. The loss of the services of any of these key persons could have a material adverse effect upon the Company. The Company does not maintain key man life insurance on any of these individuals.

Dependence on Licensed Patent Applications and Proprietary Technology

      The Company's success depends, in part, upon its ability to establish and maintain the proprietary nature of its technology through the patent process. There can be no assurance that one or more of the patents held directly by the Company will not be successfully challenged, invalidated or circumvented or that the Company will otherwise be able to rely on such patents for any reason. In addition, there can be no assurance that competitors, many of whom have substantial resources and have made substantial investments in competing technologies, will not seek to apply for and obtain patents that prevent, limit or interfere with the Company's ability to make, use and sell its products either in the United States or in foreign markets. If any of the Company's patents are successfully challenged, invalidated or circumvented or the Company's right or ability to manufacture its products were to be proscribed or limited, the Company's ability to continue to manufacture and market its products could be adversely affected, which would likely have a material adverse effect upon the Company's business, financial condition and results of operations.

      Litigation may be necessary to enforce patents issued to the Company, to protect trade secrets or know-how owned by the Company or to determine the enforceability, scope and validity of the proprietary rights of others. Any litigation or interference proceedings brought against, initiated by or otherwise involving the Company may require the Company to incur substantial legal and other fees and expenses and may require some of the Company's employees to devote all or a substantial portion of their time to the prosecution or defense of such litigation or proceedings. The Company is currently involved in patent infringement litigation with a manufacturer of VHS video recorders and television receivers, with respect to which it has incurred significant expenses.

Environmental Issues

      The Company's facilities are subject to numerous federal, state and local laws and regulations designed to protect the environment from waste emissions and hazardous substances. Owners and occupiers of sites containing hazardous substances, as well as generators and transporters of hazardous substances, are subject to broad liability under various federal and state environmental laws and regulations, including liability for investigative and cleanup costs and damages arising out of past disposal activities. The Company has been named from time to time as a potentially responsible party by the United States Environmental Protection Agency with respect to contaminated sites that have been designated as "Superfund" sites, and is currently engaged in various environmental investigation, remediation and/or monitoring activities at several sites located off Company facilities. There can be no assurance the Company will not ultimately incur liability in excess of amounts currently reserved for pending environmental matters, or that additional liabilities with respect to environmental matters will not be asserted. In addition, changes in environmental regulations could impose the need for additional capital equipment or other requirements. Such liabilities or regulations could have a material adverse effect on the Company in the future.

Absence of a Public Market

      The Exchange Notes will be new securities for which there is currently no public market. The Company does not intend to list the Exchange notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. Accordingly, there can be no assurance as to the development of any market or liquidity of any market that may develop for the Exchange Notes.

      To the extent that Old Notes are tendered and accepted in the Exchange Offer, the aggregate principal amount of Old Notes outstanding will decrease, with a resulting decrease in the liquidity of the market therefor.

Consequences of Failure to Exchange

      Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of the Old Notes set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. In general, Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company currently does not anticipate that it will register the Old Notes under the Securities Act.


                                 USE OF PROCEEDS

      The Company will not receive any proceeds from the Exchange Offer. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange Old Notes of like principal amount, the terms of which are identical in all material respects to the Exchange Notes. The Old Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in the indebtedness of the Company. The Company has agreed to bear the expenses of the Exchange Offer pursuant to the Registration Rights Agreements. No underwriter is being used in connection the Exchange Offer.

      The net proceeds of the Old Notes (approximately $28.5 million after estimated fees and expenses) will be used primarily for working capital purposes, expansion of the Company's existing businesses, and possible investments in, or acquisitions of, new businesses. See "Summary of the Prospectus -- Recent Developments". Pending application for such purposes, the Company will invest the proceeds of the Old Notes in cash and Cash Equivalents (as defined).

                       RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth the Company's historical ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends, for the periods shown. Such information should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto incorporated by reference in this Prospectus.


                                                                  For the Years ended December 31,
                                                                1997         1996         1995         1994        1993
                                                                ----         ----         ----         ----        ----
Ratio of earnings
to fixed charges (a)....................................... 10.4x           6.7x        14.2x         2.7x         n/a
Ratio of earnings to combined fixed
charges and preferred stock dividends (b).................. 10.4x           6.7x        12.4x         2.1x         n/a

(a)  The ratio of earnings to fixed charges is calculated as follows: income
     (loss) from continuing operations before provision for (benefit of) income taxes ("adjusted income") plus fixed charges divided by fixed charges. Fixed charges are defined as interest incurred (expensed or capitalized) plus amortization of debt financing costs plus one-third of rental expenses on operating leases.
(b) The ratio of earnings to combined fixed charges and on preferred stock dividends is calculated as follows: adjusted income plus fixed charges and accretion of preferred stock dividends divided by fixed charges plus preferred stock dividends. The Company's adjusted income plus fixed charges and accretion of preferred stock dividends was insufficient to cover fixed charges plus preferred stock dividends during 1993 by $260 million.

                              DESCRIPTION OF NOTES

      The Old Notes were and the Exchange Notes will be issued under an Indenture (the "Indenture"), dated as of January 28, 1998, between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). The following is a summary of certain provisions of the Indenture and the Notes and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture (including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended) and the Notes. The definition of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions."

General

      The Notes mature on March 15, 2003, and will bear interest at the rate of 12% per annum, payable semiannually in arrears on March 15 and September 15 of each year (each an "Interest Payment Date"), commencing September 15, 1998, to the persons who are registered holders thereof at the close of business on the March 1 or September 1 preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Principal and interest will be payable at the office of the Trustee but, at the option of the Company, interest may be paid by check mailed to the registered holders at their registered addresses or by wire transfer to accounts specified by them. The Notes will be transferable and exchangeable at the office of the Trustee and will be issued in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. The interest rate on the Notes is subject to increase under certain circumstances.

      As used in this "Description of Notes," references to the "Company" means Ampex Corporation, but not any of its Subsidiaries (unless the context otherwise requires). As of the date of the Indenture, all of Ampex's Subsidiaries will be Restricted Subsidiaries except Ampex Holdings Corporation, which the Company capitalized with a contribution of $20 million in cash from the Company's own working capital in connection with the issuance of the Notes. Subject to the requirements of the Indenture, Ampex will be permitted to designate current or future Subsidiaries as Unrestricted Subsidiaries, which will not be subject to many of the restrictive covenants in the Indenture.

      The Indenture provides that the Company may issue Notes from time to time in an aggregate principal amount of up to $50,000,000, of which an aggregate of $30,000,000 was issued on January 28, 1998. If the Company issues any additional Notes ("Additional Notes") in the future, such Additional Notes would have terms identical in all material respects (including payment dates and maturity) to, and rank pari passu with, the Notes. The Company has no present plan to issue any Additional Notes, but it may do so at any time.

Redemption

      Mandatory Redemption. The Notes are not be subject to any mandatory sinking fund redemption prior to maturity.

      Optional Redemption. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2000 at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below plus in each case accrued and unpaid interest, if any, to the date of redemption, if redeemed during the applicable six- or twelve-month periods indicated below:


         Applicable Period                                Percentage
-----------------------------------------------           ----------
March 15, 2000 to March 14, 2001....................        106%
March 15, 2001 to March 14, 2002....................        104%
March 15, 2002 to September 14, 2002................        102%
September 15, 2002 and thereafter...................        100%

      In addition, at any time on or prior to March 15, 2000, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Notes originally issued with the net cash proceeds of one or more Equity Offerings (as defined), at 112% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

Ranking

      The Notes are senior unsecured obligations of the Company. The Notes will rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company (i.e., all indebtedness that is not by its terms expressly subordinate or junior in right of payment to any other Indebtedness of the Company) and will rank senior in right of payment to any existing and future Subordinated Indebtedness of the Company. The Notes will be effectively subordinated to (a) any secured debt of the Company to the extent of the assets serving as security therefor and (b) all liabilities of Subsidiaries of the Company.

Change of Control

      In the event of a Change of Control, each holder of Notes will have the right to require the Company to offer to purchase all or any portion of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the terms set forth in the Indenture (a "Change of Control Offer").

     "Change of Control" means the occurrence of any of the following events:
(i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act except that for purposes of this clause (i) such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the outstanding Voting Stock of the Company; or (ii) the sale, lease or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Restricted Subsidiaries to any person or group (as so defined), excluding any such sale, lease or other transfer (x) to or among the Company's Restricted Subsidiaries and (y) to any Person that is controlled by the Permitted Holders.

     Within 30 days following any Change of Control, the Company shall mail a notice to each holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant Interest Payment Date), (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (3) the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Notes purchased.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

     The definition of "Change of Control" includes, among other transactions, a disposition of all or substantially all of the property and assets of the Company and its Subsidiaries. With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which is the law which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Company is required to make an offer to repurchase the Notes as described above.

      Future indebtedness of the Company and its Subsidiaries may contain prohibitions of certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

Certain Covenants

      The Indenture contains certain covenants including, among others, the following:

      Limitation on Indebtedness. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, issue, assume, guarantee, incur or otherwise become liable for (collectively, "Incur") any Indebtedness (including the Additional Notes); provided, however, that: (i) the Company may Incur Indebtedness which is expressly subordinate and junior in right of payment to the Notes; and (ii) the Company and its Restricted Subsidiaries may Incur Indebtedness if, on the date of Incurrence, the Consolidated Coverage Ratio would be at least equal to 3.00 to 1.00.

     (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

                           (i) Indebtedness of the Company represented by the Notes;
                           (ii) Existing Indebtedness;
                           (iii) Indebtedness owed by any Restricted Subsidiary to the Company or to another Restricted Subsidiary, or owed by the Company to any Restricted Subsidiary; provided, however, that any such Indebtedness shall be at all times held by a Person which is either the Company or a Restricted Subsidiary of the Company;
                           (iv) Indebtedness of the Company or any Restricted Subsidiary arising with respect to Interest Rate Agreement Obligations and Currency Agreement Obligations Incurred for the purpose of fixing or hedging interest rate risk or currency risk;
                           (v) Indebtedness represented by performance, completion, guarantee, surety and similar bonds provided by the Company or any Restricted Subsidiary in the ordinary course of business;
                           (vi) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit or other instruments issued in the ordinary course of business, including without limitation letters of credit in respect of workmen's compensation claims or self-insurance or securing obligations of the Company or any Restricted Subsidiary under operating leases; provided that upon drawing of such letters of credit or other instrument such drawings are reimbursed within 30 days following demand for reimbursements;
                           (vii) Indebtedness Incurred in connection with or given in exchange for the renewal, extension, modification, amendment, refunding, defeasance, refinancing or replacement (a "refinancing") of any of the Notes or any Existing Indebtedness or any Indebtedness issued after the Issue Date and not Incurred in violation of the Indenture ("Refinancing Indebtedness"); provided, however, that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accreted amount, if less) of the Indebtedness so refinanced at the time outstanding (or obtainable under any outstanding revolving credit or similar Agreement) (plus the premiums paid in connection therewith and the reasonable expenses incurred in connection therewith); (b) with respect to Subordinated Indebtedness being refinanced, the Stated Maturity of the Refinancing
     Indebtedness shall be not earlier than the Stated Maturity of the Indebtedness being refinanced, and such Refinancing Indebtedness shall have an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the remaining Average Life of the Indebtedness being Refinanced; (c) with respect to Subordinated Indebtedness of the Company being refinanced, such Refinancing Indebtedness shall rank no more senior than, and shall be at least as subordinated in right of payment to the Notes as the Indebtedness being refinanced; and (d) the obligor on such Refinancing Indebtedness shall be the obligor on the Indebtedness being refinanced or the Company or another Restricted Subsidiary;

                           (viii) Indebtedness of the Company or any Restricted Subsidiary (a) representing Capital Lease Obligations and (b) in respect of Purchase Money Obligations for property acquired in the ordinary course of business, which taken together do not exceed $3 million in aggregate amount at any time outstanding;
                           (ix) Indebtedness of Foreign Subsidiaries of the Company not to exceed a principal amount outstanding at any time of $5 million in the aggregate for all Foreign Subsidiaries;
                           (x) Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary that was permitted to be Incurred pursuant to another provision of this covenant;
                           (xi) Indebtedness of a Restricted Subsidiary engaged in providing lease or similar financing to customers of the Company or its Restricted Subsidiaries, not exceeding 7.5% of Consolidated Total Assets; and
                           (xii) Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (i) through (xi ) above, and any refinancings of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness Incurred pursuant to this clause
     (xii) does not exceed $15 million plus 75% of the amount by which accounts receivable (net of reserves) of the Company and its Restricted Subsidiaries (as shown in the Company's most recent consolidated balance sheet) exceeds $15 million.

      Any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise; an "Acquired Person") shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

      Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment (including any Restricted Investment), unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined reasonably and in good faith by the Board of Directors of the Company), (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph under "--Limitation on Indebtedness" and (iii) the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed the sum of (a) an amount equal to 50% of the Company's aggregate cumulative Consolidated Net Income accrued on a cumulative basis during the period (treated as one accounting period) beginning on January 1, 1998 and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus (b) (x) the aggregate amount of all Net Proceeds received since the Issue Date by the Company from the issuance and sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock), and (y) an amount equal to the amount (as shown on the Company's most recent consolidated balance sheet, prepared in accordance with
GAAP) of all Indebtedness or Disqualified Stock that, after the Issue Date, is converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock) (less the amount of any cash or property distributed by the Company upon such conversion or exchange), plus (c) the amount of the net reduction in Investments by the Company or its Restricted Subsidiaries in Unrestricted Subsidiaries resulting from (x) the payment of dividends or the repayment in cash of the principal of loans or the net proceeds from the sale of the Capital Stock or assets of such Unrestricted Subsidiaries or other cash return on such Investment, in each case to the extent received by the Company or any Restricted Subsidiary of the Company, (y) the release or extinguishment of any guarantee of Indebtedness of any Unrestricted Subsidiary, and (z) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries of the Company (valued as provided in the definition of "Investment"), such aggregate amount of the net reduction in Investments not to exceed the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary of the Company in such Unrestricted Subsidiaries, which amount was included in the calculation of the amount of Restricted Payments. For purposes of the foregoing clause (c), the Company shall be deemed to have made a Restricted Investment under the Indenture in an amount equal to any cash contribution made or subscribed for by the Company on or immediately prior to the Issue Date to one or more Unrestricted Subsidiaries.

      In addition, so long as there is no Default or Event of Default continuing, the following payments and other actions shall be expressly permitted notwithstanding anything contained in the covenant described above (collectively, "Permitted Payments"):

                           (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under the Indenture and such payment shall be deemed to have been paid on such date of declaration for purposes of clause (iii) of the preceding paragraph;

                           (ii) the redemption, repurchase, retirement or other acquisition of any Capital Stock or any Indebtedness of the Company that is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of Capital Stock of the Company (other than any Disqualified Stock);

                           (iii) any purchase or defeasance of Subordinated Indebtedness to the extent required upon a Change of Control or Asset Sale (as defined therein) by the Indenture or other Agreement or instrument pursuant to which such Subordinated Indebtedness was issued, but only if the Company (x) in the case of a Change of

     Control, has complied with its obligations under the provisions described under the covenant entitled "Change of Control" or (y) in the case of an Asset Sale has applied the Net Cash Proceeds from such Asset Sale in accordance with the provisions under the covenant entitled "Limitation on Asset Sales";
                           (iv) any Restricted Investments made with the proceeds of the substantially concurrent sale of Capital Stock (other than Disqualified Stock);
                           (v) Restricted Investments in any Unrestricted Subsidiary engaged in providing lease or similar financing to customers of the Company and its Restricted Subsidiaries, in an amount such that the sum of the aggregate amount of Restricted Investments made pursuant to this clause (v) after the Issue Date and outstanding on the date of determination does not exceed the greater of $5 million or 7.5% of Consolidated Total Assets;
                           (vi) the repurchase of Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from directors, officers or employees (or their nominees) of the Company or its Subsidiaries pursuant to the terms of an employee benefit plan or employment Agreement or similar arrangement; provided that an aggregate amount of all such repurchases, net of repayments or cancellations of indebtedness as a result of such repurchases, shall not exceed $1 million in any fiscal year;
                           (vii) the redemption or repurchase of the Company's Noncumulative Redeemable Preferred Stock at a price not to exceed 100% of liquidation value; provided, however, that the aggregate amount of all payments pursuant to this clause (vii) shall not exceed 100% of cumulative Consolidated GAAP Net Income accrued during the period from January 1, 1998 to the date of payment (treated as one accounting period); and
                           (viii) Restricted Payments (other than a dividend or other distribution declared on any Capital Stock of the Company or a payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company) not to exceed $1 million in the aggregate.

     For purposes of clause (iii) of the first paragraph of this covenant, Permitted Payments made pursuant to clauses (i), (vi) and (vii) of the immediately preceding paragraph shall be included (without duplication) as Restricted Payments made since the Issue Date.

     Limitation on Asset Sales. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or other property sold or disposed of in the Asset Sale and (ii) at least 75% of such consideration consists of either cash or Cash Equivalents, provided, however, that, at the option of the Company, clause (ii) shall not be applicable to Asset Sales (or portions of Asset Sales) to the extent the Company shall apply cash and Cash Equivalents available from other sources to make any required Asset Sale Offer as if 75% of such consideration had consisted of cash and Cash Equivalents.

     (b) Within 365 days after any Asset Sale, the Company may elect to apply the Net Available Cash from such Asset Sale to (i) permanently reduce or redeem any Senior Debt of the Company or a Restricted Subsidiary and/or (ii) make an Investment in, or acquire assets and properties that will be used in the business of the Company and its Restricted Subsidiaries, and (iii) any balance of such Net Available Cash exceeding $10 million and not applied or invested as provided in clauses (i) and (ii) within 365 days of such Asset Sale, will be deemed to constitute "Excess Proceeds" and shall be applied to make an offer to purchase Notes to the holders of the Notes. Pending the final application of any such Net Available Cash, the Company may temporarily invest such Net Available Cash in cash or Cash Equivalents



     For the purposes of this covenant, the following will be deemed to be cash:
(x) the assumption by the transferee of Indebtedness of the Company or Indebtedness of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the preceding paragraph) and (y) securities received by the Company or any Restricted

Subsidiary of the Company from the transferee that are promptly (and in any event within 120 days) converted by the Company or such Restricted Subsidiary into cash.

     (c) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (b)(iii) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Notes tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase of the Notes, the Company will apply the remaining Net Available Cash to general corporate purposes not prohibited by the Indenture. Upon the consummation of any Asset Sale Offer, the amount of Excess Proceeds shall be deemed to be reset to zero.

     (d) The Company will comply, to the extent applicable, with the requirements of Section 14 (e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

     Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien securing any Indebtedness (other than (1) Indebtedness described in paragraphs (a) (ii) and (b) (ii), (vii) (to the extent the Refinanced Indebtedness was secured by a Lien permitted by the Indenture), (xi) and (xii) of the covenant described under "--Limitation on Indebtedness" above; and (2) Indebtedness of an Acquired Person existing at the date such Person became a Restricted Subsidiary, and any refinancing thereof, provided however, that such Lien is not applicable to any Person or the properties or assets of any Person, other than the Acquired Person) on any asset now owned or hereafter acquired, unless the Notes are equally and ratably secured thereby.

     Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Capital Stock, or pay any Indebtedness owed to the Company or any other Restricted
Subsidiary, make loans or advances to the Company or any other Restricted Subsidiary or (ii) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of

                  (a) any Agreement or instrument evidencing or governing any Existing Indebtedness and any refinancings thereof;
                  (b)      applicable law;
                  (c) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), or any refinancing thereof; provided, however, that such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person;
                  (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;
                  (e) Purchase Money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired;
                  (f) an Agreement for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary; provided, however, that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under "--Limitation on Asset Sales" above;
                  (g) Refinancing Indebtedness permitted under the Indenture; provided, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing;
                  (h)      the Indenture and the Notes;
                  (i) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; or (j) any instrument governing Indebtedness of a Foreign Subsidiary which is permitted by the terms of the Indenture.

     Nothing  contained  in this  "Limitation  on  Dividends  and Other  Payment
Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

     Limitation on Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless (1) such transaction or series of transactions is on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, and (2) the Company delivers to the Trustee, with respect to any transaction or series of related transactions involving aggregate payments in excess of $5.0 million, an Officers' Certificate certifying that such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate. Notwithstanding the foregoing, this covenant will not apply to:

                           (i) employment agreements, compensation or employee benefit arrangements, stock options or stock purchase plans or agreements with or for the benefit of any officer, director or employee of the Company entered into in the ordinary course of business and approved by the Board of Directors of the Company (including loans and stock repurchase arrangements thereunder, customary fringe benefits and including reimbursement or advancement of out of pocket expenses, loans to officers, directors and employees in the ordinary course of business, reasonable fees paid to directors who are not employees of the Company, and director's and officer's liability insurance and indemnification arrangements);
                           (ii) any transaction entered into by or among the Company or one of its Restricted Subsidiaries with one or more Restricted Subsidiaries of the Company;
                           (iii) the sale, discount or other disposition of accounts receivable or inventory to one or more Unrestricted Subsidiaries engaged in financing receivables for the benefit of the Company or in providing lease or similar financing to customers of the Company;
                           (iv) any Restricted Payment not prohibited by the "Limitation on Restricted Payments" covenant;
                           (v) transactions permitted by, and complying with, the provisions described under "-- Merger, Consolidation and Sale of Assets;"
                           (vi) any sale or issuance of Capital Stock (other than Disqualified Stock) of the Company; (vii) the grant or performance of registration rights with respect to securities of the Company; and (viii) transactions in which the Company or any of its Restricted Subsidiaries delivers to the Trustee an opinion from an independent nationally recognized financial advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view and meets the requirements of clauses (1) and (2) above.

     Limitation on Designation of Unrestricted Subsidiaries. The Company will not designate any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment in excess of $1,000 has previously been made) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") after the Issue Date unless:

                  (a) no Default shall have occurred and be continued at the time of or after giving effect to such Designation; and
                  (b) the Company would not be prohibited under the Indenture from making an Investment at the time of Designation in an amount (the "Designation Amount") equal to the fair market value of such Restricted Subsidiary on such date.

     In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described above under the caption "--Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount. The Indenture will further provide that neither the Company nor any Restricted Subsidiary shall at any time
(x) provide a Guarantee of or similar undertaking (including any undertaking, agreement or instrument evidencing such Indebtedness) with respect to any Indebtedness of an Unrestricted Subsidiary; provided that the Company and its Restricted Subsidiaries may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Company other than to obtain such pledged property or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, except to the extent permitted under the covenant described above under the caption "--Limitation on Restricted Payments."

     The Company will not revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), unless:

                  (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and
                  (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation shall be deemed to have been incurred at such time and shall have been permitted to be incurred for all purposes of the Indenture.

     All Designations and Revocations must be evidenced by Board Resolutions delivered to the Trustee certifying compliance with the foregoing provisions.

     Additional Covenants. The Indenture will also contain covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in the City of New York; (iii) maintenance of corporate existence; and (iv) provision of financial statements.

Merger, Consolidation and Sale of Assets

     The Company will not consolidate with or merge with or into, or convey or transfer or lease in one transaction or series of related transactions, all or substantially all of its assets to, another Person unless

                           (i) the resulting, surviving or transferred Person (the "Successor Corporation") is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and (if other than the Company) assumes by supplemental indenture all the obligations of the Company under the Notes and the Indenture;
                           (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction, the Successor Corporation would be permitted to incur at least $1.00 of Indebtedness pursuant to the Consolidated Coverage Ratio test.

     The Successor Corporation shall be the successor to the Company under the Indenture, and in the case of any such transfer, the Company shall be released from its obligations under the Indenture and the Notes. Notwithstanding the foregoing, any Restricted Subsidiary may consolidate or merge with or into or transfer all or any part of its assets to the Company.

Events of Default

     Each of the following  constitutes an Event of Default under the Indenture:
(i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Company to observe or perform its described obligations under "--Merger, Consolidation and Sale of Assets provision and under certain of the covenants described under "--Certain Covenants" above and the default continues for 30 days after notice, (iv) the failure by the Company to observe or perform any of its other agreements contained in the Indenture and such default continues for 60 days after notice,
(v) a default or event of default occurs under any Indebtedness of the Company or any Significant Subsidiary (other than Indebtedness of a Restricted Subsidiary incurred pursuant to paragraph (b) (xi) of the covenant described under "--Limitation on Indebtedness" above) and the holders of such Indebtedness have accelerated such Indebtedness or any default occurs in the payment of the principal amount of such Indebtedness at final maturity and the total of all such Indebtedness described in this covenant exceeds $5 million and there shall have been a failure to obtain rescission or annulment of all such accelerations or to pay in full the amount in default (together with any applicable interest) by the later of the expiration of any applicable grace period or 10 days after notice (the "cross acceleration provision), (vi) any judgment or decree for the payment of money in excess of $5 million (to the extent not covered by insurance) is entered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 days after such judgment or decree becomes final and non-appealable, and is not discharged, waived or the execution thereof stayed for a period of 10 days after notice (the "judgment default provision")
(vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"). However, a default under clause (iii), (iv), (v) or (vi) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company may declare the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust officers in good faith determines that withholding notice is in the interests of the holders of the Notes. In addition, the Company is required to deliver to the Trustee, within 90 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults.

Amendments and Waivers

     Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the amount of Notes whose holders must consent to an amendment, (ii) reduce the stated rate of or extend the stated time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed as described under "Optional Redemption" above,
(v) make any Note payable in money other than that stated in the Note, or (vi) impair the right of any holder to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes.

     Without the consent of any holder, the Company and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to make any change that does not adversely affect the rights of any holder or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

Defeasance

     The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under the covenants described under "--Certain Covenants", the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the limitations contained in clause (iii) under "--Merger, Consolidation and Sale of Assets" above ("covenant defeasance").

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clauses (iii), (iv),(v), (vi),(vii) and
(viii)(with
respect only to Significant Subsidiaries) under "--Events of Default" above or because of the failure of the Company to comply with clause (iii) under "--Merger, Consolidation and Sale of Assets" above.

     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Satisfaction and Discharge of the Indenture

     The Indenture will cease to be of further effect (except as otherwise expressly provided for in the Indenture) when either (i) all outstanding Notes have been delivered (other than lost, stolen or destroyed Notes which have been replaced) to the Trustee for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to the terms of the Indenture and the Company has irrevocably deposited with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon (other than lost, stolen, mutilated or destroyed Notes which have been replaced), and, in either case, the Company has paid all other sums payable under the Indenture. The Trustee is required to acknowledge satisfaction and discharge of the Indenture on demand of the Company accompanied by an Officer's Certificate and an Opinion of Counsel at the cost and expense of the Company.

Transfer and Exchange

     Upon any transfer of a Note, the registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The registrar is not required to transfer or exchange any Notes selected for redemption nor is the registrar required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed. The registered holder of a Note may be treated as the owner of it for all purposes.

Concerning the Trustee

     IBJ Schroder Bank & Trust Company is the Trustee under the Indenture and has been appointed by the Company as registrar and paying agent with regard to the Notes. The Trustee's current address is One State Street, New York, New York 10004.

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim a security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign.

     The holders of a majority in aggregate principal amount of the then outstanding Notes issued under the Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The Indenture provides that in case an Event of Default shall occur (which shall not be cured) the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Notes issued thereunder unless they shall have offered to the Trustee security and indemnity satisfactory to it.

Governing Law

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Agreement or otherwise.

     "Asset Sale" means (i) any sale, lease, conveyance or other disposition by the Company or any Restricted Subsidiary (other than to the Company or a Restricted Subsidiary and other than directors' qualifying shares) of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business , or (ii) the issuance or sale of Capital Stock (other than Disqualified Stock) of any Restricted Subsidiary, in the case of each of (i) and
(ii), whether in a single transaction or a series of related transactions, to any Person (other than to the Company or a Restricted Subsidiary and other than directors' qualifying shares) for Net Proceeds in excess of $1,000,000; provided, however, the following transactions shall not be deemed Asset Sales:
                  (i) the Company or any Restricted Subsidiary may sell accounts receivable (or participations therein) in connection with any accounts receivables financing;
                 (ii) the Company or any Restricted Subsidiary may sell Capital Stock or Indebtedness or other securities of an Unrestricted Subsidiary;
                  (iii) the Company and any Restricted Subsidiary may (x) convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the limitation on mergers, sales or consolidations provisions in the Indenture and (y) make Restricted Payments permitted by the Restricted Payments covenant in the Indenture;
                  (iv) the Company and any Restricted Subsidiary may create or assume Liens (or permit any foreclosure thereon) securing Indebtedness to the extent that such Lien does not violate the "--Limitation on Liens" covenant above; and
                  (v) the Company and any Restricted Subsidiary may consummate any sale or series of related sales of assets or properties of the Company and any Restricted Subsidiary having an aggregate fair market value for all such sales of less than $1 million in any fiscal year.

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the product of the numbers of years (rounded upwards to the nearest month) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, including any Preferred Stock, but excluding debt securities convertible into such equity.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States,
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Services or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any member of the European Economic Community or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses
(i) through (v) above.

     "Company" means Ampex Corporation, a Delaware corporation, unless and until a successor replaces it in accordance with the Indenture and thereafter means such successor.

     "Consolidated Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Consolidated Interest Expense of such Person for such period provided, however, that (A) if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period and through the date of determination of the Consolidated Coverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate Consolidated Coverage Ratio is an incurrence of Indebtedness or both, the EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to
(1) such Indebtedness as if such Indebtedness had been incurred on the first day of such period (provided that if such Indebtedness is incurred under a revolving credit facility or similar arrangement or under any predecessor revolving credit or similar arrangement only that portion of such Indebtedness that constitutes the one year projected average balance of such Indebtedness (as determined in good faith by the Board of Directors of the Company) shall be deemed outstanding for purposes of this calculation) and (2) the discharge of any other Indebtedness repaid, repurchased defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period and Indebtedness of the Company or its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and the underlying commitment terminated and not replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period, (C) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the assets which are the subject of such Asset Sale for such period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such period, Consolidated Interest Expense for such period (i) reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest for such period directly attributable to the Indebtedness of Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale) and (ii) increased by interest income attributable to the assets which are the subject of such

Asset Sale for such period, (D) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary as a result thereof) or an acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any other Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition had occurred on the first day of such period. For purposes of this definition whenever preform effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

     "Consolidated GAAP Net Income" means, with respect to any period, the net income (or loss) of the Company and its consolidated Subsidiaries for such period, determined in accordance with GAAP as from time to time in effect.

     "Consolidated Interest Expense" means, with respect to any period, the sum of (i) the interest expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) amortization of debt discount, (b) the net cash payments, if any, under interest rate contracts, (c) the interest portion of any deferred payment obligation, (d) accrued interest, and (e) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities, plus (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period, of the Company and its Restricted Subsidiaries, plus (iii) all cash dividends paid during such period by the Company and its Restricted Subsidiaries with respect to any Disqualified Stock, in each case as determined on a consolidated basis in accordance with GAAP; provided, that Consolidated Interest Expense shall exclude the amortization of fees and expenses related to the issuance of the Notes.

     "Consolidated Net Income" means, with respect to any period, the Consolidated GAAP Net Income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) extraordinary gains and losses,
(ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except that the Company's equity in the net income of such Person or Subsidiary shall be included in Consolidated Net Income to the extent of the amount of dividends or distributions actually paid to the Company or its Restricted Subsidiaries by such Person or Subsidiary during such period, (iii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) net gain or loss in respect of any sale, transfer or disposition of assets (including without limitation, pursuant to sale and leaseback transactions) other than in the ordinary course of business, (v) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any Agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Restricted Subsidiary or its stockholders (other than pursuant to the Notes or the Indenture), and (vi) the non-recurring cumulative effect of a change in accounting principles.

     "Consolidated Total Assets" means, as of any date, the total assets of the Company and its Restricted Subsidiaries, as shown on the most recently available consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in conformity with GAAP.

     "Currency Agreement Obligations" means the obligations of any Person under a foreign exchange contract, currency swap Agreement or other similar Agreement or arrangement to protect such Person against fluctuations in currency values.

     "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means (i) any Preferred Stock of any Restricted Subsidiary and (ii) any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or its mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than upon the occurrence of an "Asset Sale" or a change of control of the Company in circumstances where the holders of the Notes would have similar rights), in whole or in part, on or prior to the Stated Maturity of the Notes, including, without limitation, the Noncumulative Redeemable Preferred Stock.

     "Dollars" and "$" means lawful money of the United States of America.

     "EBITDA" means, with respect to any Person for any period, the sum of Consolidated Net Income of such Person for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) provision for taxes based on the net income or profits of such Person, (b) Consolidated Interest Expense, (c) consolidated depreciation and amortization, calculated in accordance with GAAP, (d) any other non-cash charges (excluding any non-cash items that represent an accrual of or reserve for cash charges reasonably expected to be disbursed in any subsequent period prior to the Stated Maturity of the Notes) deducted in computing Consolidated Net Income, less, (e) non-cash items increasing Consolidated Net Income (excluding any items which represent an accrual for cash receipts or the reduction of required future cash disbursements reasonably expected to be received or disbursed in a subsequent period prior to the Stated Maturity of the Notes).

     "Equity Offering" means any public or private sale of Capital Stock (other than Disqualified Stock) of the Company other than public offerings with respect to the Company's common stock registered on Form S-8.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Indebtedness" means Indebtedness of the Company or its Restricted Subsidiaries in existence or incurred pursuant to any loan or other Agreement in effect on the Issue Date plus any premium or interest accrued thereon.

     "Foreign Subsidiary" means a Subsidiary of a Person not organized under the laws of the United States or any political subdivision thereof and the operations of which are located substantially outside the United States.

     "GAAP" means generally accepted accounting principles in the United States set forth in the Statements of Financial Accounting Standards and the Interpretations, Accounting Principles Board Opinions and AICPA Accounting Research Bulletins which are applicable as of December 31, 1997 except as otherwise specified herein.

     "Guarantee" means any obligation, contingent or otherwise, of any Person guaranteeing Indebtedness of another Person (including, without limitation, obligations, agreements to purchase assets, securities or services, to take-or-pay, or to maintain financial statement conditions, or similar arrangements or agreements entered into for the purpose of assuring the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part); but excluding (i) endorsements of negotiable instruments for collection or deposit in the ordinary course of business, and
(ii) contingent obligations in connection with the sale or discount of accounts receivable and similar paper.

     "Indebtedness" means, with respect to any Person, without duplication, (i) the principal of and the premium (if any) on all indebtedness of such Person for money borrowed or which is evidenced by a note, bond, debenture or similar instrument for payment of which such Person is liable, (ii) all obligations of such Person under any conditional sale, title retention or similar Agreement in respect of the deferred or unpaid purchase price of property or services acquired by such Person, (iii) all Capital Lease Obligations of such Person,
(iv) all obligations of such Person in respect of letters of credit or bankers' acceptance issued or created for the account of such Person, (v) all net obligations of such Person under Interest Rate Agreement Obligations or Currency Agreement Obligations of such Person, (vi) all liabilities of others of the kind described in the preceding clauses (i), (ii) or (iii) secured by any Lien on any property owned by such Person even though such Person has not assumed or become liable for the payment of such liabilities; provided, however, the amount of such Indebtedness for purposes of this definition shall be limited to the lesser of the amount of Indebtedness secured by such Lien or the value of the property subject to such Lien, (vii) all Disqualified Stock issued by such Person and all Preferred Stock issued by a Restricted Subsidiary of such Person, and (viii) to the extent not otherwise included, any Guarantee by such Person of any other Person's Indebtedness or other obligations described in clauses (i) through
(vii) above. "Indebtedness" of the Company and the Restricted Subsidiaries shall not include (i) trade payables incurred in the ordinary course of business, and
(ii) contingent obligations incurred in connection with the sale or discount of accounts receivable and similar paper in the ordinary course of business. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness and Indebtedness shall not include any liability for federal, state, local or other taxes.

     "Interest Rate Agreement Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement but excluding advances to customers and employees in the ordinary course of business) to, capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of capital stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described above, (i) "Investment" shall include the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary of the Company is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

     "Issue Date" means the date on which the Notes are first issued under the Indenture.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention Agreement, any lease in the nature thereof, any option or other Agreement to sell or give a security interest in any asset and any filing of, or Agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Available Cash" means, with respect to any Asset Sale by any Person, the aggregate cash or Cash Equivalent proceeds received by such Person (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, plus the amount of cash and Cash Equivalents referred to in the proviso set forth in clause (a) (ii) of the covenant described under "--Limitation on Asset Sales" above, if any, net of (i) the amount of any Indebtedness (including Disqualified Stock or Preferred Stock of a Subsidiary) which is required to be repaid by such Person or its Affiliates in connection with such Asset Sale, plus (ii) all fees, commissions and other expenses incurred (including without limitation, the fees and expenses of legal counsel and investment banking, accounting, underwriting and brokerage fees and expenses) by such Person in connection with such Asset Sale, (iii) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, (iv) any amounts reasonably provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, (v) any dividends or distributions or other amounts payable to Persons holding a beneficial interest in the assets sold or to holders of minority interests in a Restricted Subsidiary or other entity as a result of such Asset Sale.

     "Net Proceeds," with respect to any issuance or sale of Capital Stock, means the proceeds, in cash, securities or property (with any securities or property valued at fair market value), of the issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

     "Noncumulative Redeemable Preferred Stock" means the shares of the Company's 8% Noncumulative Redeemable Preferred Stock outstanding on the Issue Date, and any refinancing thereof after the Issue Date, provided, however, that the aggregate liquidation value of any securities issued in any such refinancing shall not exceed the liquidation value of the Noncumulative Redeemable Preferred Stock outstanding on the Issue Date.

     "Obligations"   means   any   principal,    interest,    penalties,   fees,
indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Holders" means collectively or individually (i) Edward J. Bramson and (ii) his "associates" (as defined in Rule 12B-2 under the Exchange Act, except that a person shall not be an "associate" for purposes of this Indenture solely because such person comes within the definition of such term in clause (a) of such Rule) and his Affiliates.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" as applied to the Capital Stock of any Person means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

     "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company or the Restricted Subsidiaries, and any additions and accessions thereto, which are purchased or constructed by the Company or any Restricted Subsidiary at any time after the Issue Date; provided that (i) any security Agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii)(A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Security Agreement is entered into exceed 100% of the purchase price to the Company or any Restricted Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

     "Restricted Investment" means an Investment by the Company or a Restricted Subsidiary in any Subsidiary other than a Restricted Subsidiary.

     "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Restricted Subsidiary and other than pro rata dividends or other distributions made by a Restricted Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is not a corporation); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company; (iii) any voluntary or optional payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes other than a purchase, redemption, defeasance or other acquisition or retirement for value that is paid for with the proceeds of Refinancing Indebtedness that is permitted under the covenant described under "--Certain Covenants --Limitation on Incurrence of Indebtedness"; or (iv) any Restricted Investment.

     "Restricted Subsidiary" means each direct or indirect Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act.

     "Senior Indebtedness" in the case of the Notes means Indebtedness that is not by its terms expressly subordinate or junior in right of payment to any other Indebtedness of the Company.

     "Subordinated   Indebtedness"   means  Indebtedness   (including,   without
limitation, secured Indebtedness) of the Company which by its express terms is subordinated or junior in right of payment to the Notes.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or
(ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

     "Unrestricted Subsidiary" means Ampex Holdings Corporation and any other Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under "--Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding as to which the holders thereof are entitled under ordinary circumstances (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such Person.

     "Wholly Owned Subsidiary" means any Subsidiary with respect to which all of the outstanding Voting Stock (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.



                               THE EXCHANGE OFFER

Terms of the Exchange Offer

General

     In connection with the sale of Old Notes to the initial purchaser pursuant to the Purchase Agreement, dated January 26, 1998, between the Company and First Albany, the holders of the Old Notes became entitled to the benefits of the Registration Rights Agreement described below.

     Under the Registration  Rights  Agreement,  the Company became obligated to
(a) file a registration statement in connection with a registered exchange offer within 60 days after January 28, 1998, the date the Old Notes were issued (the "Issue Date"), and (b) cause the registration statement relating to such registered exchange offer to become effective within 150 days after the Issue Date. The Exchange Offer being made hereby, if consummated within the required time periods, will satisfy the Company's obligations under the Registration Rights Agreement. This Prospectus, together with the Letter of Transmittal, is being sent to all such beneficial holders known to the Company.

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept all Old Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer.

     Based on an interpretation by the staff of the Commission set forth in the Morgan Stanley Letter, the Exxon Capital Letter and similar letters, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any person who received such Exchange Notes, whether or not such person is the holder (other than Restricted Holders) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's or other person's business, neither such holder nor such other person is engaged in or intends to engage in any distribution of the Exchange Notes and such holders or other persons have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

     If any person were to be participating in the Exchange Offer for the purposes of participating in a distribution of the Exchange Notes in a manner not permitted by the Commission's interpretation, such person (a) could not rely upon the Morgan Stanley Letter, the Exxon Capital Letter or similar letters and
(b) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Each broker-dealer that received Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an

"underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after consummation of the Exchange Offer, it will make this Prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     The Company will not receive any proceeds from the Exchange Offer. See "Use of Proceeds." The Company has agreed to bear the expenses of the Exchange Offer pursuant to the Registration Rights Agreement. No underwriter is being used in connection with the Exchange Offer.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving the Exchange Notes from the Company and delivering Exchange Notes to such holders.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of certain conditions set forth herein under "--Conditions" without waiver by the Company, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes, pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes in connection with the Exchange Offer. See "--Fees and Expenses."

     In the event the Exchange Offer is consummated, the Company will not be required to register the Old Notes. In such event, holders of Old Notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act. See "Risk Factors--Consequences of Failure to Exchange."

Expiration Date; Extensions; Amendment

     The term "Expiration Date" shall mean the expiration date set forth on the cover page of this Prospectus, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

     In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will issue a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

     The Company reserves the right (a) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not accept Old Notes not previously accepted if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by the Company (if permitted to be waived by the Company), by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (b) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment and the Company may extend the Exchange Offer for a period of up to ten business days, depending upon the significance of the amendment and the manner of disclosure to holders of the Old Notes, if the Exchange Offer would otherwise expire during such extension period.

     Without limiting the manner in which the Company may choose to make a public announcement of any extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

Interest on the Exchange Notes

     The Exchange Notes will bear interest from January 28, 1998, payable semiannually on March 15 and September 15 of each year, commencing September 15, 1998, at the rate of 12% per annum. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued up until the date of the issuance of the Exchange Notes.

Procedures for Tendering

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by instruction 3 of the Letter of Transmittal, and mail or otherwise delivers such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents. To be validly tendered, such documents must reach the Exchange Agent on or before 5:00 p.m., New York City time, on the Expiration Date.

     Tender by a holder of Old Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

     The method of delivery of Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the Exchange Agent on or before 5:00 p.m. New York City time, on the Expiration Date. No Letter of Transmittal or Old Notes should be sent to the Company.

     Only a holder of Old Notes may tender such Old Notes in Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

     Any beneficial holder whose Old Notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial holder wishes to tender on his own behalf, such registered holder must, prior to completing and executing the letter of Transmittal and delivering his Old Notes, either make appropriate arrangement to register ownership of the Old Notes in such holder's own name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States ("Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (a) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (b) for the account of an Eligible Institution. In the event that signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by appropriate bond powers and a proxy which authorized such person to tender the Old Notes on behalf of the registered holder, in each case signed as the name of the registered holder appears on the Old Notes.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived and will be returned without cost by the Exchange Agent to the tendering holders of Old Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion to (a) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth under "--Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (b) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers will differ from the terms of the Exchange Offer. By tendering, each holder will represent to the Company that, among other things,
(a) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of such holder of other person, (b) neither such holder nor such other person is engaged in or intends to engage in a distribution of the Exchange Notes (c) neither such holder or other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes, and (d) such holder or other person is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company or, if such holder or other person is such an affiliate, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     The Old Notes were issued on January 28, 1998 (the "Issue Date") and there is no public market for them at present. To the extent Old Notes are tendered and accepted in the Exchange Offer, the principal amount of outstanding Old Notes will decrease with a resulting decrease in the liquidity in the market therefor. Following the consummation of the Exchange Offer, holders of Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

Guaranteed Delivery Procedures

     Holders who wish to tender their Old Notes and (a) whose Old Notes are not immediately available or (b) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if: (i) the tender is made through an Eligible Institution; (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery setting forth the name and address of the holder of the Old Notes, the certificate number or numbers of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes to be tendered in proper form for transfer and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and (iii) such properly completed and executed Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing all tendered Old Notes in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three business days after the Expiration Date.

Withdrawal of Tenders

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, unless previously accept for exchange. To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (a) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (b) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (c) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the Depositor withdrawing the tender and (d) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedure for Tendering" at any time to the Expiration Date.

Conditions

     Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or exchange Exchange Notes for, any Old Notes not theretofore accepted for exchange, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if the Company or the holders of at least a majority in principal amount of Old Notes reasonably determine in good faith that any of the following conditions exist: (a) the Exchange Notes to be received by such holders of Old Notes in the Exchange Offer, upon receipt, will not be tradable by each such holder (other than a holder which is an affiliate of the Company at any time on or prior to the consummation of the Exchange Offer) without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States, (b) the interests of the holders of the Old Notes, taken as a whole, would be materially adversely affected by the consummation of the Exchange Offer or (c) after conferring with counsel, the Commission is unlikely to permit the making of the Exchange Offer prior to _________________.

     Pursuant to the Registration Rights Agreement, if an Exchange Offer shall not be consummated within 180 days after the Issue Date, the Company will be obligated to cause to be filed with the Commission a shelf registration statement with respect to the Old Notes (the "Shelf Registration Statement") as promptly as practicable after the Exchange Offer Termination Date and thereafter use its best efforts to have the Shelf Registration Statement declared effective.

     If any of the conditions described above exist, the Company will refuse to accept any Old Notes and will return all tendered Old Notes to exchanging holders of the Old Notes.

Exchange Agent

     IBJ Schroder Bank & Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal and deliveries of completed Letters of Transmittal with tendered Old Notes should be directed to the Exchange Agent addressed as follows:

                             Facsimile Transmission:
                                 (212) 858-2611
                              Confirm by Telephone:
                                 (212) 858-2657

                    BY MAIL:                                 BY HAND/OVERNIGHT DELIVERY:
        IBJ Schroder Bank & Trust Company                 IBJ Schroder Bank & Trust Company
                   P.O. Box 84                                    One State Street
              Bowling Green Station                       Securities Processing Window SC-1
         New York, New York  10274-0084                       New York, New York 10004
Attention:  Reorganization Operations Department.

     The Company will indemnify the Exchange Agent and its agents for any loss, liability or expense incurred by them, including reasonable costs and expenses of their defense, except for any loss, liability or expense caused by gross negligence or bad faith.

Fees and Expenses

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and its affiliates and agents in person, by telephone or facsimile.

     The Company will not make any payments to brokers, dealers, or other persons soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees and expenses, will be paid by the Company, and are estimated in the aggregate to be approximately $55,000.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes (or Old Notes for principal amounts not tendered or accepted for exchange) are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

     The Company will not recognize any gain or loss for accounting purposes upon the consummation of the Exchange Offer. The expense of the Exchange Offer will be amortized by the Company over the term of the Exchange Notes under GAAP.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following summary describes the principal federal income tax consequences of the acquisition, ownership and disposition of Exchange Notes that are held as capital assets and received in exchange for tendered Old Notes purchased at original issuance, but does not purport to be a comprehensive description of all the tax considerations that may be relevant to an investment in Exchange Notes. This summary deals only with (i) citizens or residents of the United States (ii) corporations, partnerships and other business entities created or organized under the laws of the United States, (iii) estates the income of which is subject to U.S. federal income taxation regardless of its source and (iv) trusts with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. fiduciaries have the authority to control all substantial decisions (each, a "Holder"). This summary does not address investors that may be subject to special rules, such as banks, tax-exempt entities, insurance companies, dealers in securities, persons whose functional currency is not the U.S. dollar or persons that will hold Exchange Notes as part of a "straddle" or "conversion transaction" for federal income tax purposes or otherwise as part of an integrated transaction.

     This summary is based on laws, regulations, rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, with possible retroactive effect. No ruling from the Internal Revenue Service (the "IRS") will be sought with respect to the Exchange Notes, and the IRS could take a contrary view with respect to the matters described below. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF EXCHANGE NOTES.

Consequences of the Exchange

     The exchange of Exchange Notes for Old Notes pursuant to the Exchange Offer will not constitute a taxable event for federal income tax purposes. Accordingly, no gain or loss will be recognized by a Holder upon receipt of an Exchange Note; the holding period of an Exchange Note will include the holding period of the Old Note exchanged therefor; and the adjusted tax basis of an Exchange Note will be the same as the adjusted tax basis of the Old Note exchanged therefor.

Stated Interest

Stated interest on the Exchange Note will be taxable to a Holder as ordinary interest income as the interest accrues or is paid (in accordance with the Holder's method of tax accounting).

Original Issue Discount

     The Exchange Notes will be treated as issued with original issue discount ("OID") for federal income tax purposes. The aggregate amount of OID in respect of an Exchange Note will be equal to the excess of its principal amount over its "issue price." An Exchange Note's "issue price" is equal to the first price (including any accrued interest) at which a substantial portion of the Old Notes were first sold to investors, which the Company has determined to be $974.50 for each $1,000 principal amount.

     Holders generally will be required to include OID on an Exchange Note in income over the term of the Exchange Note as the OID accrues, without regard to the timing of receipt of the cash attributable to such income. OID will accrue under a constant yield method based on the original yield to maturity of the Old Note calculated by reference to its issue price. The amount of OID on an Exchange Note allocable to each semi-annual accrual period is determined by (i) multiplying the "adjusted issue price" (as defined below) of the Note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the Exchange Note and the denominator of which is two and (ii) subtracting from that product the stated interest payable on the Exchange Note with respect to that semi-annual accrual period. The "adjusted issue price" of an Exchange Note at the beginning of any semi annual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods.

Sale, Exchange and Retirement of Notes

     Upon the sale, exchange or retirement of an Exchange Note, a Holder will recognize gain or loss equal to the difference between the amount received (other than amounts in respect of accrued and unpaid interest) and the adjusted tax basis for the Exchange Note. A Holder's tax basis in an Exchange Note will, in general, be such Holder's cost for the Old Note exchanged therefor, increased by the aggregate OID with respect thereto previously included in income by the Holder. Except with respect to a holder who purchased Old Notes at a market discount (i.e., where the Holder's original basis for an Old Note, plus any OID that will accrue thereon until its maturity, is less than its stated redemption price at maturity), any such gain or loss will be capital gain or loss for a Holder that holds the Exchange Notes as a capital asset. In the case of a noncorporate Holder, the maximum marginal U.S. federal income tax rate applicable to such gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if such Holder's holding period for such Exchange Notes exceeds one year and will be further reduced if such Notes were held for more than 18 months. Gain attributable to earned market discount would be treated as ordinary income.

Backup Withholding and Information Reporting

     Information reporting requirements apply to certain payments of principal of and interest on (and the amount of OID, if any, accrued on) a debt obligation, and to proceeds of certain sales of a debt obligation before maturity, paid to certain nonexempt persons. In addition, a backup withholding tax also may apply with respect to such amounts if such a person fails to provide a correct taxpayer identification number and other information. The backup withholding tax rate is 31%. Any amounts withheld under the backup withholding rules from a payment to a Holder will be allowed as a refund or a credit against such Holder's U.S. federal income tax.

State, Local, and Foreign Taxes

     Holders should consult their tax advisors with respect to state, local and foreign tax considerations relevant to an investment in Exchange Notes.

                              PLAN OF DISTRIBUTION

     A broker-dealer that is the holder of Old Notes that were acquired for the account of such broker-dealer as a result of market-making or other trading activities (other than Old Notes acquired directly from the Company or any affiliate for the Company) may exchange such Old Notes for Exchange Notes pursuant to the Exchange Offer; provided, that each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 90 days after consummation of the Exchange Offer, it will make this Prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers or any other holder of Exchange Notes. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after consummation of the Exchange Offer, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer and to the Company's performance of, or compliance with, the Registration Rights Agreement (other than commissions or concessions of any brokers or dealers) and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     Certain legal matters in connection with the Exchange Offer will be passed upon for the Company by Battle Fowler LLP (a limited liability partnership which includes professional corporations), New York, New York, who may rely, as to questions of California law and certain other matters, upon an opinion of General Counsel to the Company. Battle Fowler LLP regularly provides legal services to the Company and its affiliates. David D. Griffin, who is of counsel to Battle Fowler LLP, owns shares of Common Stock of the Company.

     EXPERTS

     The consolidated balance sheets as of December 31, 1997 and 1996 and the consolidated statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended December 31, 1997, and related financial statement schedule, included in the Company's Annual Report on Form 10-K for the year ended December 31,

1997, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report included in such Annual Report, and are incorporated herein by reference in reliance upon such report, given upon the authority of said firm as experts in accounting and auditing.

No dealer,  salesman or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this
Prospectus.  If given or made, such  information or  representation  must not be
relied upon as having been authorized by the Company. This Prospectus does AMPEX               AMPEX CORPORATON
CORPORATION  not constitute an offer to sell, or a  solicitation  of an offer to
buy,  any Notes in any  jurisdiction.  Neither  the  delivery of this 12% Senior               12% Senior Notes
Notes  Prospectus  nor any  sale  made  hereunder  shall,  under  any due  2003,                  due 2003,
circumstances,  create an implication  that there has been no Series B change in                  Series B
the affairs of the Company since the date hereof.

                          --------------
                                                                                               ----------------
                         TABLE OF CONTENTS
                                                               Page

AVAILABLE INFORMATION...........................................-3-

INFORMATION INCORPORATED BY REFERENCE...........................-3-

FORWARD-LOOKING STATEMENTS......................................-4-
                                                                                                    PROSPECTUS
SUMMARY OF THE PROSPECTUS.......................................-5-

THE EXCHANGE OFFER..............................................-5-                             __________, 1998

SUMMARY OF TERMS OF EXCHANGE NOTES..............................-8-
                                                                                               ----------------
COMPARISONS WITH OLD NOTES......................................-9-

TERMS OF THE EXCHANGE NOTES.....................................-9-

RISK FACTORS...................................................-10-

ABSENCE OF A PUBLIC MARKET.....................................-16-

CONSEQUENCES OF FAILURE TO EXCHANGE............................-16-

USE OF PROCEEDS................................................-16-

RATIO OF EARNINGS TO FIXED CHARGES.............................-16-

DESCRIPTION OF NOTES...........................................-17-                            ________________

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS.................-42-

PLAN OF DISTRIBUTION...........................................-44-

LEGAL MATTERS..................................................-44-

EXPERTS........................................................-44-

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers

         The Registrant is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law (the "DGCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

         Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

         Article VIII, Section 3 of the Registrant's By-laws provides as follows:

         SECTION 1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         SECTION 2. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

         SECTION 3. Claims. If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim, and if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         SECTION 4. Non-Exclusivity of Rights. The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 5. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

         SECTION 6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

         ARTICLE TEN of the Registrant's Certificate of Incorporation provides as follows:

                  "A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL, so the same exists or may hereafter be amended.

                  This ARTICLE TEN may not be amended or modified to increase the liability of the Corporation's directors, or repealed, except upon the affirmative vote of the holders of 80% or more in voting power of the outstanding Common Shares. No such amendment, modification, or repeal shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification, or repeal."

         The Registrant has entered into agreements to indemnify its directors in consideration of their agreement to serve as directors of the Registrant and certain other corporations requested by the Registrant. These agreements provide, among other things, that the Registrant will indemnify and advance certain expenses, including attorneys' fees, to such directors to the fullest extent permitted by applicable law, as such law may be amended from time to time, and by the Registrant's Certificate of Incorporation, By-Laws and resolutions.

         The Company presently maintains a "Directors & Officers Liability and Corporate Reimbursement" insurance policy with a $2,000,000 aggregate limit of liability in each policy year. The policy provides coverage to past, present and future directors and officers of the Company and its subsidiaries for losses resulting from claims for which any such officer or director was not indemnified by the Company. The policy also provides for reimbursement to the Company and its subsidiaries for amounts paid to indemnify officers and directors for loss resulting from claims against such officers and directors. The policy is subject to certain exclusions, such as claims against officers and directors for dishonest, fraudulent or criminal acts or omissions, willful violations of law, libel and slander, bodily injury and property damage, pollution, etc.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Common Stock being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 21.  Exhibits and Financial Statement Schedules

         (a) The  Exhibits  to this  Registration  Statement  are  listed in the
Exhibit Index which appears elsewhere herein and is incorporated herein by reference.

         (b) Financial Statement Schedules are not being filed herewith because the Schedules are either inapplicable or the required information is represented in the consolidated financial statements or the notes thereto.


Item 22.  Undertakings

         (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (b) The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range, if applicable, may be reflected in the form of prospectus filed with the Commission pursuant to Rule

424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (c)(1)(i) and (c)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on March 17, 1998.


                               AMPEX CORPORATION


                               By:  /s/ Craig L. McKibben
                                    -------------------------------------------
                                        Craig L. McKibben
                                        Vice President, Chief Financial Officer
                                             and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

         Each person signing below also hereby appoints Edward J. Bramson, Craig
L. McKibben and Vicki Gruber Callahan, and each of them singly, his lawful attorney-in-fact, with full power to execute and file any amendments to the Registration Statement, and generally to do all such things, as such attorney-in-fact may deem appropriate to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.


          Signatures                                       Title                                           Date
          ---------                                        -----                                           ----

/s/ Edward J. Bramson                          Chairman, President, Chief Executive                     March 17, 1998
------------------------------------------
Edward J. Bramson                               Officer and Director
                                               (Principal Executive Officer)


/s/ Craig L. McKibben                          Vice President, Director, Chief                          March 17, 1998
Craig L. McKibben                               Financial Officer and Treasurer
                                                (Principal Financial Officer and
                                               Principal Accounting Officer)


/s/ Douglas T. McClure, Jr.                    Director                                                 March 17, 1998
----------------------------------------
Douglas T. McClure, Jr.


/s/ Peter Slusser                              Director                                                 March 17, 1998
----------------------------------------
Peter Slusser


/s/William A. Stoltzfus, Jr.                   Director                                                 March 17, 1998
----------------------------------------
William A. Stoltzfus, Jr.

                                INDEX TO EXHIBITS


Exhibits
--------

4.1            Restated Certificate of Incorporation of the Registrant dated June 1, 1993
               (filed as Exhibit 4.01 to the Registrant's Form 10-Q for the quarter ended
               March 31, 1993 and incorporated herein by reference); Certificate of
               Amendment of Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of Delaware on April 22, 1994 (filed as Exhibit
               3.2 to the Registrant's Form 8-K filed on May 2, 1994 and incorporated herein by reference); and Certificate of Amendment of Restated Certificate
               of Incorporation of the Registrant filed with the Secretary of State of
               Delaware on April 20, 1995 (filed as Exhibit 4.1 to the Registrant's Form
               10-Q for the quarter ended March 31, 1995 (the "First Quarter 1995 10-Q")
               and incorporated herein by reference)

4.2            Certificate of Designations, Preferences and Rights of the Registrant's 8%
               Noncumulative Preferred Stock (filed as Exhibit 3.1 to the Registrant's
               Form 8-K filed on February 24, 1995 and incorporated herein by reference)

4.3            By-Laws of the Registrant, as amended through April 20, 1995 (filed as
               Exhibit 4.2 to the First Quarter 1995 10-Q and incorporated herein by reference)

4.4            Form of Class A Common Stock Certificate (filed as Exhibit 4.4 to the
               Registrant's Post-Effective Amendment No. 1 on Form S-3 to Form S-1
               (File No. 33-91312) and incorporated herein by reference)

4.5            Warrant Agreement, dated as of January 28, 1998, between the Registrant and American Stock Transfer & Trust Company, as warrant agent, including form of Warrant Certificate (filed as Exhibit 4.2 to the Registrant's Form
               8-K filed on February 2, 1998 (the "February 1998 8-K") and incorporated herein by reference)

4.6            Indenture, dated as of January 28, 1998, between the Company and IBJ
               Schroder Bank & Trust Company, as trustee, relating to the Registrant's
               12% Senior Notes due 2003, including forms of 12% Senior Notes (filed as
               Exhibit 4.1 to the February 1998 8-K and incorporated herein by reference)

4.7            Purchase Agreement, dated January 26, 1998, between the Registrant and
               First Albany Corporation, relating to the Registrant's 12% Senior Notes due
               2003 (filed as Exhibit 1.1 to the February 1998 8-K and incorporated herein by reference)

4.8            Exchange and Registration Rights Agreement, dated as of January 28, 1998, between the Registrant and First Albany Corporation, relating to the
               Registrant's 12% Senior Notes due 2003 (filed as Exhibit 4.3 to the
               February 1998 8-K and incorporated herein by reference)

4.9            Warrants and Warrants Share Registration Rights Agreement, dated as of
               January 28, 1998, between the Registrant and First Albany Corporation
               (filed as Exhibit 4.4 to the February 1998 8-K and incorporated herein by reference).

4.10*          Form Letter of Transmittal, relating to the Registrant's 12% Senior Notes due 2003.

 Exhibits
 --------

10.1*          Form of Exchange Agency Agreement between the Registrant and IBJ
               Schroder Bank & Trust Company
5.1*           Opinion of Battle Fowler LLP as to legality of securities
12.1*          Statement regarding computation of ratio of earnings to fixed charges.
23.1*          Consent of Coopers & Lybrand  "L.L.P., San Francisco, California
23.2           Consent of Battle Fowler LLP (included in Exhibit 5.1 hereto)
24.1           Power of Attorney (included in the signature pages of this Registration
               Statement)
25.1*          Statement of Eligibility and Qualification on Form T-1 of IBJ Schroder Bank
               & Trust Company

*  Filed herewith

                             LETTER OF TRANSMITTAL


                             TO TENDER FOR EXCHANGE
                            12% SENIOR NOTES DUE 2003
                                       OF

                                AMPEX CORPORATION

             PURSUANT TO PROSPECTUS DATED , 1998 THE EXCHANGE OFFER
               WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 1998, UNLESS EXTENDED. TENDERS OF 12% SENIOR NOTES
                    DUE 2003 MAY ONLY BE WITHDRAWN UNDER THE
                    CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS
                                   AND HEREIN.

                  The Exchange Agent for the Exchange Offer is:
                        IBJ SCHRODER BANK & TRUST COMPANY
                             FACSIMILE TRANSMISSION:
                                 (212) 858-2611

                              CONFIRM BY TELEPHONE:
                                 (212) 858-2103

                   BY MAIL:                                      BY HAND/OVERNIGHT DELIVERY:
IBJ Schroder Bank & Trust Company                          IBJ Schroder Bank & Trust Company
One State Street                                           P.O. Box 84
Securities Processing Window SC-1                          Bowling Green Station
New York, New York  10004                                  New York, New York  10274-0084
                                                           Attention:        Reorganization
                                                                             Operations Department
--------------------------------------------------------------------------------------------------
                        DESCRIPTION OF OLD NOTES TENDERED
--------------------------------------------------------------------------------------------------

Name(s) and Address(es) of Holder(s)                                    Old Notes Tendered
              (Please fill in, if blank, exactly as name(s) appear(s) on Old Notes)
                              (Attach additional schedule, if necessary)

-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
(1)                                     (2)                                (3)



-------------------------------------------------------------------------------------------
Total Principal Amount                                                 Certificate Number(s)
                                                                       of Old Notes Tendered



-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
Total



-------------------------------------------------------------------------------------------

         THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE PROSPECTUS, DATED , 1998 (THE "PROSPECTUS"), OF AMPEX CORPORATION, A DELAWARE CORPORATION (THE "COMPANY"), RELATING TO THE OFFER (THE "EXCHANGE OFFER") OF THE COMPANY, UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE PROSPECTUS AND HEREIN AND THE INSTRUCTIONS HERETO, TO EXCHANGE $1,000 PRINCIPAL AMOUNT OF ITS 12% SENIOR NOTES DUE 2003, SERIES B (THE "EXCHANGE NOTES") FOR EACH $1,000 PRINCIPAL AMOUNT OF THE OUTSTANDING 12% SENIOR NOTES DUE 2003 (THE "OLD NOTES"), OF WHICH $30 MILLION AGGREGATE PRINCIPAL AMOUNT IS OUTSTANDING. THE MINIMUM PERMITTED TENDER IS $1,000 PRINCIPAL AMOUNT OF OLD NOTES, AND ALL OTHER TENDERS MUST BE IN INTEGRAL MULTIPLES OF $1,000.

         DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION BY FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

         The Exchange Offer will expire at 5:00 p.m., New York City time, on
               , 1998 (the "Expiration Date"), unless extended.

         HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER THEIR OLD NOTES TO THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

         This Letter of Transmittal should be used only to exchange the Old Notes, pursuant to the Exchange Offer as set forth in the Prospectus.

         This Letter of Transmittal is to be used (a) if Old Notes are to be physically delivered to the Exchange Agent or (b) if delivery of Old Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company ("DTC" or the "Book-Entry Transfer Facility") pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering." Delivery of documents to the Book-Entry Transfer Facility does not constitute deliver to the Exchange Agent.

         Holders whose Old Notes are not available or who cannot deliver their Old Notes and all other documents required hereby to the Exchange Agent on or prior to the Expiration Date nevertheless may tender their Old Notes in accordance with the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures." See Instruction 1.

         THE EXCHANGE OFFER IS NOT BEING MADE TO (NOR WILL THE SURRENDER OF OLD NOTES FOR EXCHANGE BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE EXCHANGE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

         All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Prospectus.

         HOLDERS WHO WISH TO EXCHANGE THEIR OLD NOTES MUST COMPLETE THE BOX BELOW ENTITLED "METHOD OF DELIVERY," COMPLETE COLUMNS (1) THROUGH (3) IN THE BOX ON THE COVER ENTITLED "DESCRIPTION OF OLD NOTES TENDERED" AND SIGN IN THE APPROPRIATE BOX(ES) BELOW.

                               METHOD OF DELIVERY

/ / CHECK HERE IF CERTIFICATES FOR TENDERED OLD NOTES ARE ENCLOSED HEREWITH. / / CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY SPECIFIED ABOVE AND COMPLETE THE FOLLOWING:
         Name of Tendering Institution:

         Name of Book-Entry Transfer Facility:

         / /  The Depository Trust Company

         Account Number: ___________________ Transaction Code
Number:________________ / / CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING (SEE INSTRUCTIONS 1 AND 4):

         Name(s) of Registered Holder(s):_______________________________________
         Window Ticket Number (if any):_________________________________________
         Date of Execution of Notice of Guaranteed Delivery:____________________ Name of Eligible Institution which Guaranteed Delivery:________________ IF DELIVERED BY THE BOOK-ENTRY TRANSFER FACILITY, CHECK BOX OF_________ BOOK-ENTRY TRANSFER FACILITY:

         / /  The Depository Trust Company

         Account Number: ___________________ Transaction Code Number:
         / / CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE TEN ADDITIONAL COPIES OF THE PROSPECTUS AND COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

         Name:__________________________________________________________________

         Address:_______________________________________________________________

                 _______________________________________________________________

                     NOTE: SIGNATURES MUST BE PROVIDED BELOW
               PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

         Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of Old Notes indicated in the box on the cover entitled "Description of Old Notes Tendered." Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered hereby, the undersigned hereby irrevocably sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to such Old Notes, and hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that said Exchange Agent also acts as the agent of the Company and as Trustee under the indenture governing the Old Notes and the Exchange Notes) with respect to such Old Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to
(a) deliver certificates representing such Old Notes, and to deliver all accompanying evidences of transfer and authenticity to or upon the order of the Company upon receipt by the Exchange Agent, as the undersigned's agent, of the Exchange Notes to which the undersigned is entitled upon the acceptance by the Company of such Old Notes for exchange pursuant to the Exchange Offer, (b) receive all benefits and otherwise to exercise all rights of beneficial ownership of such Old Notes, all in accordance with the terms of the Exchange Offer, and (c) present such Old Notes for transfer on the register for such Old Notes.

         The undersigned acknowledges that prior to this Exchange Offer, there has been no public market for the Old Notes or the Exchange Notes. If a market for the Exchange Notes should develop, the Exchange Notes could trade at a discount from their principal amount. The undersigned is aware that the Company does not intend to list the Exchange Notes on a national securities exchange and that there can be no assurance that an active market for the Exchange Notes will develop.

         The undersigned also acknowledges that this Exchange Offer is being made in reliance on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by any person receiving such Exchange Notes whether or not such person is the holder thereof, (other than any such holder or other person which is (i) a broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, or
(ii) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of business of such holder or other person, such holder or other person is not engaged in or intending to engage in a distribution of the Exchange Notes, and such holder or other person has no arrangement with any person to participate in the distribution of such Exchange Notes. See Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) and Exxon Capital Holdings Corporation, SEC No-Action Letter (available May 13, 1988).

         If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes, it represents that the Old Notes to be exchanged for Exchange Notes were acquired as a result of market-making activities or other trading activities and it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF THE OLD NOTES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION OR WOULD OTHERWISE NOT BE IN COMPLIANCE WITH ANY PROVISION OF ANY APPLICABLE SECURITY LAW.

         The undersigned represents that (a) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned or other person receiving such Exchange Notes, (b) neither the undersigned nor any such other person is engaged in or intends to engage in a distribution of such Exchange Notes, (c) neither the undersigned nor any such other person has any arrangement or understanding with any person to participate in a distribution of the Exchange Notes and (d) neither the undersigned nor any such other person is an "affiliate" as defined under Rule 405 of the Securities Act, of the Company or if such holder is such an affiliate, that such holder will comply with the registration and the prospectus delivery requirements of the Securities Act in connection with the disposition of any Exchange Notes to the extent applicable.

         The undersigned understands and acknowledges that the Company reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth in the Prospectus under the caption "Conditions of the Exchange Offer," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers will differ from the terms of the Exchange Offer.

         The undersigned hereby represents and warrants that the undersigned accepts the terms and conditions of the Exchange Offer, has full power and authority to tender, exchange, assign and transfer the Old Notes tendered hereby, and that when the same are accepted for exchange by the Company, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deeded by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby.

         The undersigned agrees that all authority conferred or agreed to be conferred by this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. The undersigned also agrees that, except as stated in the Prospectus, the Old Notes tendered hereby cannot be withdrawn.

         The undersigned understands that tenders of the Old Notes pursuant to any one of the procedures described in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering" and in the instructions hereto will constitute a binding agreement between the undersigned and the Company in accordance with the terms and subject to the conditions of the Exchange Offer.

         The undersigned understands that by tendering Old Notes pursuant to one of the procedures described in the Prospectus and the instructions thereto, the tendering holder will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued up to the date of issuance of the Exchange Notes.

         The undersigned recognizes that, under certain circumstances set forth in the Prospectus, the Company may not be required to accept for exchange any of the Old Notes tendered. Old Notes not accepted for exchange or withdrawn will be returned to the undersigned at the address set forth below unless otherwise indicated under "Special Delivery Instructions" below.

         Unless otherwise indicated herein under the box entitled "Special Issuance Instructions" below, Exchange Notes, and Old Notes not validly tendered or accepted for exchange, will be issued in the name of the undersigned. Similarly, unless otherwise indicated under the box entitled "Special Delivery Instructions" below, Exchange Notes, and Old Notes not validly tendered or accepted for exchange, will be delivered to the undersigned at the address shown below the signature of the undersigned. The undersigned recognizes that the Company has no obligation pursuant to the "Special Issuance Instructions" to transfer any Old Notes from the name of the registered holder thereof if the Company does not accept for exchange any of the principal amount of such Old Notes so tendered.

         All questions as to the validity, form, eligibility (including time of receipt), and withdrawal of the tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Notes, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date.

         THE UNDERSIGNED, BY COMPLETING THE BOX ON THE COVER ENTITLED "DESCRIPTION OF OLD NOTES TENDERED" AND SIGNING THIS LETTER OF TRANSMITTAL, WILL BE DEEMED TO HAVE TENDERED THE OLD NOTES AND MADE CERTAIN REPRESENTATIONS (INCLUDING AS TO FINANCIAL STATUS) DESCRIBED IN THE PROSPECTUS AND HEREIN.




                                    SIGN HERE
                   (TO BE COMPLETED BY ALL TENDERING HOLDERS)
X ______________________________________________________________________________

X ______________________________________________________________________________
               (SIGNATURE(S) OF HOLDER(S) OR AUTHORIZED SIGNATORY)
         Must be signed by the registered holder(s) of Old Notes exactly as their name(s) appear(s) on certificate(s) for the Old Notes or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, please provide the following information. See Instruction 3.

Name(s):________________________________________________________________________
                                 (PLEASE PRINT)

Capacity (full title):__________________________________________________________

Address:________________________________________________________________________

        ________________________________________________________________________
                              (INCLUDING ZIP CODE)

Area Code and Telephone No.:____________________________________________________

                               SIGNATURE GUARANTEE
                               (SEE INSTRUCTION 3)

________________________________________________________________________________
            (NAME OF ELIGIBLE INSTITUTION GUARANTEEING SIGNATURE(S))

________________________________________________________________________________
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NO., INCLUDING AREA CODE, OF FIRM)

________________________________________________________________________________
                             (AUTHORIZED SIGNATURE)

________________________________________________________________________________
                                 (PRINTED NAME)

________________________________________________________________________________
                                     (TITLE)

Date: __________________, 1997

SPECIAL ISSUANCE INSTRUCTIONS                                   SPECIAL DELIVER INSTRUCTIONS
(SEE INSTRUCTIONS 3, 4 AND 6)                                   (SEE INSTRUCTIONS 3, 4 AND 6)
To be completed ONLY if certificates for                        To be completed ONLY if certificates for
Old Notes in a principal amount not                             Old Notes in a principal amount not
exchanged and/or certificates for Exchange                      exchanged and/or certificates for Exchange
Notes are to be issued in the name of                           Notes are to be sent to someone other than
someone other than the undersigned, or if                       the undersigned at an address other than
Old Notes are to be returned by credit to                       that shown above.
an account maintained by the Book-Entry
Transfer Facility.

Issue (check appropriate box)                                   Deliver (check appropriate box)
/ / Exchange Notes to:                                          / / Exchange Notes to:
/ / Old Notes to:                                               / / Old Notes to:
Name:___________________________                                Name:___________________________
            (Please Print)                                                  (Please Print)

Address:___________________________                             Address:___________________________

        ___________________________                                     ___________________________
                          Zip Code                                                        Zip Code

       ___________________________                                      ___________________________
       Taxpayer Identification Number                                   Taxpayer Identification Number
(YOU MUST ALSO COMPLETE SUBSTITUTE FORM W-9                     (YOU MUST ALSO COMPLETE SUBSTITUTE FORM W-9
BELOW.)                                                         BELOW.)
Credit unaccepted Old Notes tendered by book-entry
transfer to:

/ / The Depository Trust Company

account set forth below

---------------------------------------------------
    (DTC ACCOUNT NUMBER)

                                  INSTRUCTIONS
   Forming Part of the Terms and Conditions of the Offer and the Solicitation

1. DELIVERY OF THIS LETTER OF TRANSMITTAL AND CERTIFICATES; GUARANTEED DELIVERY PROCEDURES. To be effectively tendered pursuant to the Exchange Offer, the Old Notes, together with a properly completed Letter of Transmittal (or facsimile thereof), duly executed by the registered holder thereof, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth on the front page of this Letter of Transmittal. If the beneficial owner of any Old Notes is not the registered holder, then such person may validly tender his or her Old Notes only by obtaining and submitting to the Exchange Agent a properly completed Letter of Transmittal from the registered holder. OLD NOTES SHOULD BE DELIVERED ONLY TO THE EXCHANGE AGENT AND NOT TO THE COMPANY OR TO ANY OTHER PERSON.

         THE METHOD OF DELIVERY OF OLD NOTES AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER, BUT IF SUCH DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED OR CERTIFIED MAIL WITH RETURN RECEIPT REQUESTED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT OLD NOTES BE DELIVERED BY HAND OR BY COURIER.

         IF CERTIFICATES FOR OLD NOTES ARE SENT BY MAIL, IT IS SUGGESTED THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

         If a holder desires to tender Old Notes and such holder's Old Notes are not immediately available or time will not permit such holder's Letter of Transmittal, Old Notes or other required documents to reach the Exchange Agent on or before the Expiration Date, such holder's tender may be effected if:

          (a) such tender is made by or through an Eligible Institution (as defined);

         (b) on or prior to the Expiration Date, the Exchange Agent has received a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) from such Eligible Institution setting forth the name and address of the holder of such Old Notes, the certificate numbers of such Old Notes (if available) and the principal amount of Old Notes tendered and stating that the tender is being made thereby and guaranteeing that, within three business days after the Expiration Date, a duly executed Letter of Transmittal, or facsimile thereof, together with the Old Notes, and any other documents required by this Letter of Transmittal and the instructions hereto, will be deposited by such Eligible Institution with the Exchange Agent; and

         (c) this Letter of Transmittal (or facsimile thereof), a Notice of Guaranteed Delivery and Old Notes, in proper form for transfer, and all other required documents are received by the Exchange Agent within three business days after the date of such telegram, facsimile transmission or letter.

         2. WITHDRAWAL OF TENDERS. Tendered Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, unless previously accepted for exchange.

         To be effective, a written or facsimile transmission notice of withdrawal must (a) be received by the Exchange Agent at one of its addresses set forth on the first page of this Letter of Transmittal prior to 5:00 p.m., New York City time, on the Expiration Date, unless previously accepted for exchange, (b) specify the name of the person who tendered the Old Notes, (c) contain the description of the Old Notes to be withdrawn, the certificate numbers shown on the particular certificates evidencing such Old Notes and the aggregate principal amount represented by such Old Notes and (d) be signed by the holder of such Old Notes in the same manner as the original signature appears on this Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the holder withdrawing the tender. The signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution unless such Old Notes have been tendered (a) by a registered holder of Old Notes who has not completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal or (b) for the account of an Eligible Institution. All questions as to the validity, form and eligibility (including time of receipt)of such withdrawal notices shall be determined by the Company, whose determination shall be final and binding on all parties. If the Old Notes to be withdrawn have been delivered or otherwise identified to the Exchange Agent, a signed notice of withdrawal is effective immediately upon receipt by the Exchange Agent of a written or facsimile transmission notice of withdrawal even if physical release is not yet effected. In addition, such notice must specify, in the case of Old Notes tendered by delivery of certificates for such Old Notes, the name of the registered holder (if different from that of the tendering holder) to be credited with the withdrawn Old Notes. Withdrawals may not be rescinded, and any Old Notes withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. However, properly withdrawn Old Notes may be retendered by following one of the procedures described under "The Exchange Offer--Procedures for Tendering" in the Prospectus at any time on or prior to the applicable Expiration Date.

         3. SIGNATURES ON THIS LETTER OF TRANSMITTAL, BOND POWERS AND ENDORSEMENTS; GUARANTEE OF SIGNATURES. If this letter of Transmittal is signed by the registered holder(s) of the Old Notes tendered hereby, the signature must correspond exactly with the name(s) as written on the face of the certificates without any change whatsoever.

         If any Old Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

         If any Old Notes tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of certificates.

         When this Letter of Transmittal is signed by the registered holder or holders specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required unless Exchange Notes are to be issued, or certificates for any untendered principal amount of Old Notes are to be reissued, to a person other than the registered holder.

         If this Letter of Transmittal is signed by a person other than the registered holder(s) of any certificate(s) specified herein such certificates(s) must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s).

         If this Letter of Transmittal or a Notice of Guaranteed Delivery or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company of their authority so to act must be submitted.

         Except as described below, signatures on this Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution. Signatures on this Letter of Transmittal or a notice of withdrawal, as the case may be, need not be guaranteed if the Old Notes tendered pursuant hereto are tendered (a) by a registered holder of Old Notes who has not completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal or (b) for the account of an Eligible Institution. In the event that signatures on this Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Delivers, Inc. or by a commercial bank or trust company having an office or correspondent in the Untied States (each as "Eligible Institutions").

         Endorsements on certificates for Old Notes or signatures on bond powers required by this Instruction 3 must be guaranteed by an Eligible Institution.

         4. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. Tendering holders should indicate in the applicable box the name and address to which certificates for Exchange Notes and/or substitute certificates evidencing Old Notes for the principal amounts not exchanged are to be issued or sent, if different from the name and address of the person signing this Letter of Transmittal. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated. If no such instructions are given, any Old Notes not exchanged will be returned to the name and address of the person signing this Letter of Transmittal.

         5. TAX IDENTIFICATION NUMBER AND BACKUP WITHHOLDING. Federal income tax law of the United States requires that a holder of Old Notes whose Old Notes are accepted for exchange provide the Company with his correct taxpayer identification number, which, in the case of a holder who is an individual, is his or her social security number, or otherwise establish an exemption from backup withholding. If the Company is not provided with the correct taxpayer identification number, the exchanging holder of Old Notes may be subject to a $50 penalty imposed by the Internal Revenue Service (the "IRS"). In addition, interest on the Exchange Notes acquired pursuant to the Exchange Offer may be subject to backup withholding in an amount equal to 31% of any interest payment. If withholding occurs and results in an overpayment of taxes, a refund may be obtained.

         To prevent backup withholding, each exchange holder of Old Notes subject to backup withholding must provide his correct taxpayer identification number by completing the Substitute Form W-9 provided in this Letter of Transmittal, certifying that the taxpayer identification number provided is correct (or that the exchanging holder of Old Notes is awaiting a taxpayer identification number) and that either (a) the exchanging holder has not yet notified by the IRS that such holder is subject to backup withholding as a result of failure to report all interest or dividends or (b) the IRS has notified the exchanging holder that such holder is no longer subject to backup withholding.

         Certain exchanging holders of Old Notes (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. A foreign individual and other exempt holders (I.E. corporations) should certify, in accordance with the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9," to such exempt status on the Substitute Form W-9 provided in this Letter of Transmittal.

         6. TRANSFER TAXES. Holders tendering pursuant to the Exchange Offer will not be obligated to pay brokerage commissions or fees or to pay transfer taxes with respect to their exchange under the Exchange Offer unless the box entitled "Special Issuance Instructions" in this Letter of Transmittal has been completed, or unless the Exchange Notes are to be issued to any person other than the holder of the Old Notes tendered for exchange. The Company will pay all other charges or expenses in connection with the Exchange Offer. If holders tender Old Notes for exchange and the Exchange Offer is not consummated, certificates representing the Old Notes will be returned to the holders at the Company's expense.

         Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificate(s) specified in this Letter of Transmittal.

         7. INADEQUATE SPACE. If the space provided herein is inadequate, the aggregate principal amount of the Old Notes being tendered and the certificate numbers (if available) should be listed on a separate schedule attached hereto and separately signed by all parties required to sign this Letter of Transmittal.

         8. PARTIAL TENDERS. Tenders of Old Notes will be accepted only in integral multiples of $1,000. If tenders are to be made with respect to less than the entire principal amount of any Old Notes, fill in the principal amount of Old Notes which are tendered in column (3) in the box on the cover entitled "Description of Old Notes Tendered." In the case of partial tenders, new certificates representing the Old Notes in fully registered form for the remainder of the principal amount of the Old Notes will be sent to the person(s) signing this Letter of Transmittal, unless otherwise indicated in the appropriate place on this Letter of Transmittal, as promptly as practicable after the expiration or termination of the Exchange Offer.

         9. MUTILATED, LOST, STOLEN OR DESTROYED OLD NOTES. Any holder whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

         10. REQUEST FOR ASSISTANCE OR ADDITIONAL COPIES. Requests for assistance or additional copies of the Prospectus or this Letter of Transmittal may be obtained from the Exchange Agent at its telephone number set forth on the cover.

                PAYER'S NAME: IBJ SCHRODER BANK & TRUST COMPANY -
-----------------------------------------------------------------------------
SUBSTITUTE                : Part I--PLEASE PROVIDE :
                          : YOUR TIN IN THE BOX AT : ------------------------
Form W-9                  : RIGHT AND CERTIFY BY   : Social Security Number
Department of the Treasury: SIGNING AND DATING     :
Internal Revenue Service  : BELOW.                 : OR
                          :                        :  -----------------------
Payer's Request for       :                        : Employer Identification
Taxpayer Identification   :                        : Number
Number (TIN)              :                        :
-----------------------------------------------------------------------------
CERTIFICATION--UNDER PENALTIES OF PERJURY, I CERTIFY THAT: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and (2) I am not subject to backup withholding either because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to back up withholding as a result of failure to report all interest or dividends, or
(c) the IRS has notified me that I am no longer subject to backup withholding :--------------------------------------------------:
: Part II--Awaiting TIN / /:  Part III--Exempt / / :
:--------------------------------------------------:
CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2). If you are exempt from backup withholding, check the box in Part III.

Signature                                          Date
         ----------------------------------------      -------------------------

--------------------------------------------------------------------------------
Payer's Request for Taxpayer Identification Number (TIN) Please fill out your name and address below:

--------------------------------------------------------------------------------
Name

--------------------------------------------------------------------------------
Address (Number and street)

--------------------------------------------------------------------------------
City, State and Zip Code

--------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER AND THE SOLICITATION. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER OF SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

         YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
PART II OF SUBSTITUTE FORM W-9.

--------------------------------------------------------------------------------
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the payor by the time of payment, 31% of all reportable payments made to me will be withheld until I provide a number and that, if I do not provide my taxpayer identification number within 60 days, such retained amounts shall be remitted to the IRS as backup withholding.

Signature                                          Date
         ----------------------------------------      -------------------------

                               BATTLE FOWLER LLP
                        A LIMITED LIABILITY PARTNERSHIP
                              75 East 55th Street
                            New York, New York 10022
                                 (212) 856-7000


                                                                     EXHIBIT 5.1




                                 (212) 856-7000


                                 (212) 339-9150


                                 March 19, 1998


Ampex Corporation
500 Broadway
Redwood City, CA  94063

         Re:      Registration of 12% Senior Notes due 2003, Series B

Ladies and Gentlemen:

                  We have acted as counsel for Ampex Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-4 (the "Registration Statement"), pursuant to which the Company proposes to register for exchange up to $30,000,000 principal amount of the Company's 12% Senior Notes due 2003, Series B("Exchange Notes"), in return for an equal principal amount of its outstanding 12% Senior Notes due 2003 ("Initial Notes"). Capitalized terms used and not defined herein shall have the meanings given to them in the Registration Statement. You have requested that we furnish our opinion as to the matters hereinafter set forth.

                  For purposes of this letter, we have examined originals or copies of the following:

                  1. Registration Statement, as filed with the Securities and Exchange Commission (the "Commission") on March 19, 1998;

                  2. The Amended and Restated Certificate of Incorporation of the Company, as amended to date, incorporated by reference as an

Ampex Corporation                                                 March __, 1998




exhibit to the Registration Statement (the "Certificate of Incorporation");

                  3. By-Laws of the Company, as amended to date, incorporated by reference as an exhibit to the Registration
Statement (the "By-Laws");

                  4. The Indenture, dated as of January 28, 1998 (the "Indenture"), between the Company and IBJ Schroder Trust Bank & Trust Company, as Trustee (the "Trustee") and the form of Initial Notes and Exchange Notes attached thereto;

                  5. The Exchange and Registration Rights Agreement for Initial Notes, dated January 28, 1998;

                  6. Records of corporate proceedings of the Company as certified to us by an officer of the Company; and

                  7. Such other documents as we have deemed necessary as a basis for rendering the opinion herein expressed.

                  In rendering the opinions herein expressed we have assumed the genuineness of all signatures, the authenticity of all documents, instruments and certificates submitted to us as originals, the conformity with the original documents, instruments and certificates of all documents, instruments and certificates submitted to us as copies and the legal capacity to sign of all individuals executing such documents, instruments and certificates (the "Documents"). In addition, we have assumed, other than with respect to those signing on behalf of the Company, that all signatories of any Documents have been duly authorized, pursuant to all applicable laws, regulations, corporate charters and governing documents, to execute said Documents. As to facts material to the opinions in this letter, we have relied upon representations of the Company, including without limitation, the representations and statements made in an officers' fact certificate furnished to us in connection with the preparation of this opinion, and upon representations made in any of the other Documents referred to above.

                  We are not admitted to practice in any jurisdiction but the State of New York and we do not express any opinion as to the laws of states or jurisdictions other than the State of New York and matters of federal law and the Delaware General Corporation Law. No opinion is expressed as to the effect that the law of any other

Ampex Corporation                                                 March __, 1998



jurisdiction may have upon the subject matter of the opinions expressed herein under conflicts of law principles or otherwise.

                  Statements in this opinion as to validity, binding effect and enforceability are subject to (i) limitations as to enforceability imposed by bankruptcy, reorganization, moratorium, insolvency and other laws of general application relating to or affecting the enforceability of creditors' rights, including, without limitation, limitations as to enforceability that may be imposed under Section 548 of the United States Bankruptcy Code (the "Bankruptcy Code"), Article 10 of the New York Debtor Creditor Law or other provisions of law relating to fraudulent transfers and obligations, (ii) equitable principles limiting the availability of equitable remedies, and (iii) as to rights to indemnity, limitations that may exist under Federal and state law or the public policy underlying such laws. Such opinions are further subject to the following additional limitations, qualifications and exceptions: (i) the limitation that no opinion is expressed as to the enforceability of choice of law provisions; and (ii) the unenforceability of any provision requiring any party to waive its rights to a jury trial or requiring the payment of attorneys' fees, except to the extent that a court determines such fees to be reasonable, or of liquidated damages, except to the extent that a court determines such damages not to be a penalty.

                  On the basis of and in reliance upon the foregoing, and subject to the foregoing limitations, qualifications and exceptions, we are of the opinion that the Exchange Notes have been duly authorized, and when executed and delivered by the Company, authenticated by the Trustee in accordance with the Indenture and issued in exchange for the Initial Notes as contemplated by the Registration Statement, will be valid and binding obligations of the Company in accordance with their terms.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit thereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

                                            Very truly yours,

                                                                    EXHIBIT 10.1

                            EXCHANGE AGENCY AGREEMENT



This Agreement is entered into as of , 1998 between IBJ Schroder Bank & Trust Company, a banking corporation organized under the laws of the State of New York, as Exchange Agent (the "Agent") and Ampex Corporation a corporation organized under the laws of the State of Delaware (the "Company").

The Company proposes to exchange $1,000 principal amount of the Company's 12% Senior Notes due 2003, Series B (the "New Notes" or "Exchange Notes") in exchange (the "Exchange Offer") for an equal aggregate principal amount of the Company's outstanding 12% Senior Notes due 2003 (the "Old Notes") pursuant to the Prospectus dated as of ________ ___,1998 and the accompanying Letter of Transmittal. The Exchange Offer will terminate at 5:00 p.m. New York City Time on, _________ ___, 1998 unless extended by the Company in its sole discretion (the "Expiration Date"). The New Notes are to be issued by the Company pursuant to the terms of the Indenture, dated as of January 28, 1998, (the "Indenture") between the Company, and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee").

Subject to the provisions hereof, the Company hereby appoints and the Agent hereby accepts the appointment as Agent for the purposes of receiving, accepting for delivery and otherwise acting upon tenders of the Old Notes (the "Certificates") in accordance with the form of Letter of Transmittal attached hereto (the "L/T") and with the terms and conditions set forth herein and under the caption "The Exchange Offer" in the Prospectus.

The  Agent  has  received  the  following   documents  in  connection  with  its
appointment:

         (1)      L/T;
         (2)      a form of Notice of Guaranteed Delivery;
         (3)      the Prospectus;
         (4) form of Letter to Securities Brokers and Dealers, Commercial Banks, Trust Companies and other Nominees;
         (5)      form of letter to Clients;
         (6) form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;
         (7) form of Instruction to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner

The Agent is authorized and hereby agrees to act as follows:

         (a) to address, and deliver by hand or next day courier, a complete set of the Exchange

                  Offer Documents to each person who, prior to the Expiration Date, becomes a registered holder of Old Notes promptly after such person becomes a registered holder of Old Notes;

         (b) to receive all tenders of Old Notes made pursuant to the Exchange Offer and stamp the L/T with the day, month and approximate time of receipt;

         (c) to examine each L/T and Old Notes received to determine that all requirements necessary to constitute a valid tender have been met. The Agent shall be entitled to rely on the electronic messages sent by the Depository Trust Company ("DTC") regarding ATOP delivery of the Notes to the Agent's account at DTC from the DTC participants listed on the DTC position listing provided to the Agent;

         (d) to take such actions necessary and appropriate to correct any irregularity or deficiency associated with any tender not in proper order;

         (e)      to follow instructions given by ______________________________
                  of  the   Company,   with   respect   to  the  waiver  of  any
                  irregularities or deficiencies associated with any tender;

         (f) to hold all valid tenders subject to further instructions from of the Company;

         (g) to render a written report, in the form of Exhibit A attached hereto, on each business day during the Exchange Offer and promptly confirm, by telephone, the information contained therein to at .

         (h) to follow and act upon any written amendments, modifications or supplements to these instructions, any of which may be given to the Agent by the President, any Vice President or the Secretary of the Company or such other person or persons as they shall designate in writing;

         (i) to return to the presentors, in accordance with the provisions of the L/T, any Old Notes that were not received in proper order and as to which the irregularities or deficiencies were not cured or waived;

         (j) in the event the Exchange Offer is consummated, to deliver authenticated Exchange Notes to tendering Noteholders, in accordance with the instructions of such Noteholder's specified in the respective L/T's, as soon as practicable after receipt thereof;

         (k) to determine that all endorsements, guarantees, signatures, authorities, stock transfer taxes (if any) and such other requirements are fulfilled in connection with any request for issuance of the Exchange Notes in a name other than that of the registered owner of the Old Notes;

         (l) to deliver to, or upon the order of, the Company all Old Notes received under the Exchange Offer, together with any related assignment forms and other documents; and

         (m) subject to the other terms and conditions set forth in this Agreement to take all other actions reasonable and necessary in the good faith judgment of the Agent, to effect the foregoing matters.

The Agent shall:

         (a) have no duties or obligations other than those specifically set forth herein;

         (b) not be required to refer to any documents for the performance of its obligations hereunder other than this Agreement, the L/T and the documents required to be submitted with the L/T; other than such documents, the Agent will not be responsible or liable for any terms, directions or information in the Prospectus or any other document or agreement unless the Agent specifically agrees thereto in writing;

         (c) not be required to act on the directions of any person, including the persons named above, unless the Company provides a corporate resolution to the Agent or other evidence satisfactory to the Agent of the authority of such person;

         (d) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of (I) the Exchange Offer, (ii) any Certificates, L/T's or documents prepared by the Company in connection with the Exchange Offer or (iii) any signatures or endorsements, other than its own;

         (e) not be obligated to take any legal action hereunder that might, in its judgement, involve any expense or liability, unless it has been furnished with reasonable indemnity by the Company;

         (f) be able to rely on and shall be protected in acting on the written or oral instructions with respect to any matter relating to its actions as Agent specifically covered by this Agreement, of any officer of the Company authorized to give instructions under paragraph (g) or (h) above;

         (g) be able to rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or any other document or security delivered to it and believed by it reasonably and in good faith to be genuine and to have been signed by the proper party or parties;

         (h) not be responsible for or liable in any respect on account of the identity, authority or rights of any person executing or delivering or purporting to execute or deliver any document or property under this Agreement and shall have no responsibility with respect to the use or application of any property delivered by it pursuant to the provisions hereof;

         (i) be able to consult with counsel satisfactory to it (including counsel for the Company or staff counsel of the Agent) and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with advice or opinion of such counsel;

         (j) not be called on at any time to advise, and shall not advise, any person delivering an L/T pursuant to the Exchange Offer as to the value of the consideration to be received;

         (k) not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, willful misconduct or bad faith;

         (l) not be bound by any notice or demand, or any waiver or modification of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Agent signed by the proper authority or authorities and, if the Agent's duties or rights are affected, unless the Agent shall give its prior written consent thereto;

         (m) have no duty to enforce any obligation of any person to make delivery, or to direct or cause any delivery to be made, or to enforce any obligation of any person to perform any other act; and

         (n) have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which an action would or might be taken by the Agent does not exist or has not occurred without incurring liability for any action taken or omitted, or any action suffered by the Agent to be taken or omitted, in good faith or in the exercise of the Agent's best judgement, in reliance upon such assumption.


The Agent shall be entitled to compensation as set forth in Exhibit B attached hereto.

The Company covenants and agrees to reimburse the Agent for, indemnify it against, and hold it harmless from any and all reasonable costs and expenses (including reasonable fees and expenses of counsel and allocated cost of staff counsel) that may be paid or incurred or suffered by it or to which it may become subject without gross negligence, willful misconduct or bad faith on its part by reason of or as a result of its compliance with the instructions set forth herein or with any additional or supplemental written or oral instructions delivered to it pursuant hereto, or which may arise out of or in connection with the administration and performance of its duties under this Agreement. The Company agrees to promptly notify the Agent of any extension of the Expiration Date.

This Agreement shall be construed and enforced in accordance with the laws of the State of New York and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of the parties hereto. The parties agree to submit to the exclusive jurisdiction of the federal or state courts located in the State of New York, New York County.

Unless otherwise expressly provided herein, all notices, requests, demands and other communications hereunder shall be in writing, shall be delivered by hand, facsimile or by First Class Mail, postage prepaid, shall be deemed given when received and shall be addressed to the Agent and the Company at the respective addresses listed below or to such other addresses as they shall designate from time to time in writing, forwarded in like manner.

If to the Agent, to:             IBJ Schroder Bank & Trust Company
                                 One State Street
                                 New York, NY 10004
                                 Attention: Reorganization Operations Dept.
                                 Telephone:  (212) 858-2103
                                 Facsimile:  (212) 858-2611

with copies to:                  IBJ Schroder Bank & Trust Company
                                 One State Street
                                 New York, New York 10004
                                 Attn: Corporate Finance Trust Services
                                 Telephone:  (212) 858-2529
                                 Facsimile:  (212) 858-2952

If to the Company, to:           Ampex Corporation


                                 Attn:
                                 Telephone:  (212)
                                 Facsimile:  (212)


with copies to:                  Battle Fowler LLP


                                 Attn:
                                 Telephone:  (212)
                                 Facsimile:  (212)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, all as of the day and year first above written.




                                              IBJ SCHRODER BANK & TRUST COMPANY

                                              By:_____________________________

                                              Title:   Vice President


                                              AMPEX CORPORATION

                                              By:_____________________________

                                              Title:   Vice President

EXHIBIT A
                                  SAMPLE REPORT



                                                     Date:______________________
                                                     Report Number:_____________
                                                     As of Date:________________

Ladies & Gentlemen:

As Exchange Agent for the Exchange Offer dated ____________, 1998, we hereby render the following report:

Principal Amount previously received:                            _______________

Principal Amount received today:                                 _______________

Principal Amount received against Guarantees:                    _______________

Principal Amount withdrawn today:                                _______________

Total Principal Amount received to date:                         ===============

RECAP OF PRINCIPAL AMOUNT REPRESENTED BY GUARANTEES              _______________

Guarantees previously outstanding:                               _______________

Guarantees received today:                                       _______________

Guarantees settled today:                                        _______________

Guarantees withdrawn today:                                      _______________

Guarantees outstanding:                                          _______________

Total Principal Amount and Guarantees Outstanding:               ===============



                                                 Very truly yours,





                                                 Reorganization Operations Dept.

                                    EXHIBIT B
                                  COMPENSATION


             The Agent for serving as the Exchange Agent pursuant to this Agreement, has agreed to a flat fee of $2,500, (paid on the Closing Date of the Initial Issuance of the Notes,) and the Agent's out-of-pocket expenses incurred in connection with completing its duties pursuant to this Agreement.







                                  EXHIBIT 12.1


                                AMPEX CORPORATION
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
           AND PREFERRED STOCK DIVIDENDS (IN THOUSANDS, EXCEPT RATIOS)



                                                                                     Year Ended December 31,
                                                                     -----------------------------------------------------
                                                                     1997       1996       1995        1994           1993
                                                                     ----       ----       ----        ----           ----
Earnings before provision for Income taxes plus fixed charges:
Income (loss) from continuing operations before provision for        $6,310    $14,395    $64,214      $16,958      ($296,014)
  (benefit of) Income taxes
Fixed charges:
  Interest expense                                                       86        756      3,775        8,346          14,009
  Amortization of debt financing costs                                    0         85        126          240             469
  Interest portion of rental expense                                  1,649      1,696        955        1,204           2,839
         Total fixed charges                                          1,735      2,537      4,856        9,790          17,317
Preferred Stock Dividends                                                 0          0        783        5,905               0
  Total earnings plus fixed charges                                  18,045     16,932     69,070       26,748       (278,697)
  Total earnings plus combined fixed charges and
  preferred stock dividends                                          18,045     16,932     69,853       32,653       (278,697)
Ratio of earnings to fixed charges                                    10.40       6.67      14.22         2.73             N/A
Ratio of earnings to combined fixed charges and
preferred stock dividends                                             10.40       6.67      12.39         2.08             N/A
Deficiency of earnings to fixed charges                                 N/A        N/A        N/A          N/A       (296,014)
                                                                                                            ---
Deficiency of earnings to combined fixed charges and preferred
Stock dividends                                                         N/A        N/A        N/A          N/A       (296,014)

                                                                    EXHIBIT 23.1
                                                                    ------------

                             COOPERS & LYBRAND L.L.P
                                333 Market Street
                      San Francisco, California 94105-2119




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Ampex Corporation on Form S-4 (File No. ______) of our reports, dated February 20, 1998, on our audits of the consolidated financial statements and financial statement schedule of Ampex Corporation, which reports appears in the Annual Report on Form 10-K filed by Ampex Corporation for its fiscal year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".



                                                    /s/ Coopers & Lybrand L.L.P.
                                                    ----------------------------
                                                    Coopers & Lybrand L.L.P.



San Francisco, California
March 19, 1998

                                  EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
             UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305 (b) (2)



                        IBJ SCHRODER BANK & TRUST COMPANY
               (Exact name of trustee as specified in its charter)

         New York                                               13-5375195
(State of Incorporation                                         (I.R.S. Employer
if not a U.S. national bank)                              Identification No.)

One State Street, New York, New York                                   10004
(Address of principal executive offices)                             (Zip code)

                    Terence Rawlins, Assistant Vice President
                        IBJ Schroder Bank & Trust Company
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
            (Name, Address and Telephone Number of Agent for Service)

                                AMPEX CORPORATION
               (Exact name of obligor as specified in its charter)


       Delaware                                                 13-3667696
(State or jurisdiction of                                       (I.R.S. Employer
incorporation or organization)                            Identification No.)


           500 BROADWAY
         REDWOOD CITY, CA                                              94063
( Address of principal executive office)                             (Zip code)



                         (Title of Indenture Securities)
                                AMPEX CORPORATION
                       12% Senior Notes due 2003, Series B

Item 1.           General information

                  Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject.

                           New York State Banking Department
                           Two Rector Street
                           New York, New York

                           Federal Deposit Insurance Corporation
                           Washington, D.C.

                           Federal Reserve Bank of New York Second District 33 Liberty Street
                           New York, New York

                  (b) Whether it is authorized to exercise corporate trust powers.

                                    Yes


Item 2.           Affiliations with the Obligor.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                  The obligor is not an affiliate of the trustee.


Item 3.           Voting securities of the trustee.

                  Furnish the following information as to each class of voting securities of the trustee:

                             As of February 24, 1998


             Col. A                                             Col. B
         Title of class                                   Amount Outstanding


Not Applicable

Item 4.           Trusteeships under other indentures.

                  If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

                  (a) Title of the securities outstanding under each such other indenture

                                 Not Applicable

                  (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                                 Not Applicable

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

                  If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                                 Not Applicable


Item 6. Voting securities of the trustee owned by the obligor or its officials.

                  Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                             As of February 24, 1998

   Col A             Col. B            Col. C                Col. D
Name of Owner     Title of class     Amount owned      Percent of voting
                                     beneficially      securities represented by
                                                       amount given in Col. C



                                 Not Applicable



Item 7. Voting securities of the trustee owned by underwriters or their officials.

                  Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:


                             As of February 24, 1998



     Col A            Col. B             Col. C             Col. D
  Name of Owner   Title of class     Amount owned      Percent of voting
                                     beneficially      securities represented by
                                                       amount given in Col. C




                                 Not Applicable



Item 8.           Securities of the obligor owned or held by the trustee

                  Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:


                             As of February 24, 1998

   Col A            Col. B             Col. C                         Col. D
 Name of Owner   Title of class     Amount owned                 Percent of voting
                                    beneficially or held as      securities represented by
                                    collateral security for      amount given in Col. C
                                    obligations in default



                                 Not Applicable

Item 9.           Securities of underwriters owned or held by the trustee.

                  If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                             As of February 24, 1998


      Col A                                Col. B                        Col. C                             Col. D
  Name of Owner                        Title of class                Amount owned                       Percent of voting
                                                                     beneficially or held as            securities represented by
                                                                     collateral security for            amount given in Col. C
                                                                     obligations in default

                                 Not Applicable


Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or securityholders of the obligor.

                  If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                             As of February 24, 1998

      Col A                              Col. B                          Col. C                             Col. D
  Name of Owner                       Title of class                 Amount owned                       Percent of voting
                                                                     beneficially or held as            securities represented by
                                                                     collateral security for            amount given in Col. C
                                                                     obligations in default


                                 Not Applicable

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

                  If the trustee owns beneficially or holds as collateral security security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such any of which are so owned or held by the trustee:

                             As of February 24, 1998


      Col. A                       Col. B                          Col. C
Nature of Indebtedness       Amount Outstanding                   Date Due



                                 Not Applicable


Item 12.          Indebtedness of the Obligor to the Trustee.

                  Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                             As of February 24, 1998


    Col A                                Col. B                             Col. C                             Col. D
 Name of Owner                         Title of class                Amount owned                       Percent of voting
                                                                     beneficially or held as            securities represented by
                                                                     collateral security for            amount given in Col. C
                                                                     obligations in default


                                 Not Applicable

Item 13.          Defaults by the Obligor.

                  (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                 Not Applicable

                  (b)

                           If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                 Not Applicable



Item 14.          Affiliations with the Underwriters

                  If any underwriter is an affiliate of the trustee, describe each such affiliation.

                                 Not Applicable


Item 15.          Foreign Trustees.

                  Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                                 Not Applicable


Item 16.          List of Exhibits.

                  List below all exhibits filed as part of this statement of eligibility.

                  *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

                  *2. A copy of the Certificate of Authority of the Trustee to Commence Business (Included in Exhibit I above).

                  *3. A copy of the Authorization of the Trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

                  *4. A copy of the existing By-Laws of the Trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

                  5. A copy of each Indenture referred to in Item 4, if the Obligor is in default. Not Applicable.

                  6. The consent of the United States institutional trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.


                                      NOTE
                                      ----

         In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

         Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

         Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

         Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                    SIGNATURE
                                    ---------



           Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 24th day of February, 1998.



                                               IBJ SCHRODER BANK & TRUST COMPANY


                                               By:    /s/Terence Rawlins
                                                  ------------------------------
                                                         Terence Rawlins
                                                      Assistant Vice President

                                    Exhibit 6

                               CONSENT OF TRUSTEE




         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Ampex Corporation of its 12% Senior Notes due 2003, Series B, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                               IBJ SCHRODER BANK & TRUST COMPANY



                                               By:
                                                  ------------------------------
                                                           Terence Rawlins
                                                        Assistant Vice President






Dated:  As of February 24, 1998

                                    EXHIBIT 7


                       CONSOLIDATED REPORT OF CONDITION OF
                        IBJ SCHRODER BANK & TRUST COMPANY
                              of New York, New York
                      And Foreign and Domestic Subsidiaries


                         Report as of September 30, 1997



                                                                                                                      Dollar Amounts
                                                                                                                      in Thousands


                                     ASSETS
Cash and balance due from depository institutions:
    Noninterest-bearing balances and currency and coin   ..........................................................$       41,358
    Interest-bearing balances......................................................................................$      314,171

Securities:    Held-to-maturity securities.........................................................................$      196,749
                     Available-for-sale securities.................................................................$       63,064

Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in
IBFs:
    Federal Funds sold and Securities purchased under agreements to resell.........................................$       10,151

Loans and lease financing receivables:
    Loans and leases, net of unearned income.....................................................$     1,920,916
    LESS: Allowance for loan and lease losses....................................................$        59,498
    LESS: Allocated transfer risk reserve........................................................$           -0-
    Loans and leases, net of unearned income, allowance, and reserve...............................................$    1,861,418

Trading assets held in trading accounts............................................................................$          452

Premises and fixed assets (including capitalized leases)...........................................................$        3,381

Other real estate owned............................................................................................$          202

Investments in unconsolidated subsidiaries and associated companies................................................$          -0-

Customers' liability to this bank on acceptances outstanding.......................................................$          122

Intangible assets..................................................................................................$          -0-

Other assets.......................................................................................................$       65,280


TOTAL ASSETS.......................................................................................................$    2,556,348

                                   LIABILITIES

Deposits:
    In domestic offices............................................................................................$      787,592
        Noninterest-bearing ........................................................................$      239,126
        Interest-bearing ...........................................................................$      548,466

    In foreign offices, Edge and Agreement subsidiaries, and IBFs..................................................$    1,125,802
        Noninterest-bearing ........................................................................$       18,827
        Interest-bearing ...........................................................................$    1,106,975

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in
IBFs:

    Federal Funds purchased and Securities sold under agreements to repurchase.....................................$      225,000

Demand notes issued to the U.S. Treasury...........................................................................$       50,000

Trading Liabilities................................................................................................$           61

Other borrowed money:
    a) With a remaining maturity of one year or less...............................................................$       57,291
    b) With a remaining maturity of more than one year.............................................................$        1,763
    c) With a remaining maturity of more than three years..........................................................$        2,242

Bank's liability on acceptances executed and outstanding...........................................................$          122

Subordinated notes and debentures..................................................................................$          -0-

Other liabilities..................................................................................................$       72,909


TOTAL LIABILITIES..................................................................................................$    2,322,782

Limited-life preferred stock and related surplus...................................................................$          -0-


                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus......................................................................$          -0-

Common stock.......................................................................................................$       29,649

Surplus (exclude all surplus related to preferred stock)...........................................................$      217,008

Undivided profits and capital reserves.............................................................................$      (13,211)

Net unrealized gains (losses) on available-for-sale securities.....................................................$          120

Cumulative foreign currency translation adjustments................................................................$          -0-


TOTAL EQUITY CAPITAL...............................................................................................$      233,566

TOTAL LIABILITIES AND EQUITY CAPITAL...............................................................................$    2,556,348